Exhibit 4.1

                         FIRST AMENDED 1994 RESTATEMENT
                          ROSS ROY COMMUNICATIONS, INC.
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST

                   As Approved by the Internal Revenue Service
                       Pursuant to a Determination Letter
                              Dated April 10, 1995

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                         FIRST AMENDED 1994 RESTATEMENT
                          ROSS ROY COMMUNICATIONS, INC.
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST

                                TABLE 0F CONTENTS

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ARTICLE I - DEFINITIONS ....................................................   1

      1.1 Administrator ....................................................   1
      1.2 Affiliated Employer ..............................................   1
      1.3 Anniversary Date .................................................   1
      1.4 Beneficiary ......................................................   1
      1.5 Code .............................................................   2
      1.6 Combined Account .................................................   2
      1.7 Company ..........................................................   2
      1.8 Compensation .....................................................   2
      1.9 Contract or Policy ...............................................   2
      1.10 Deferred Compensation ...........................................   2
      1.11 Elective Account ................................................   2
      1.12 Elective Contribution ...........................................   2
      1.13 Eligible Employee ...............................................   3
      1.14 Eligible Participant ............................................   3
      1.15 Employee ........................................................   3
      1.16 Employer ........................................................   3
      1.17 ERISA ...........................................................   3
      1.18 Fiduciary .......................................................   3
      1.19 Fiscal Year .....................................................   3
      1.20 401(k) Portion ..................................................   3
      1.21 Forfeiture ......................................................   3
      1.22 Former Participant ..............................................   3
      1 23 Highly Compensated Employee .....................................   3
      1.24 Highly Compensated Participant ..................................   4
      1.25 Hour of Service .................................................   4
      1.26 Investment Manager ..............................................   5
      1.27 Late Retirement Date ............................................   5
      1.28 Matching Account ................................................   5
      1.29 Matching Contribution ...........................................   5
      1.30 Non-Highly Compensated Participant ..............................   5
      1.31 Normal Retirement Age ...........................................   5
      1.32 Normal Retirement Date ..........................................   5
      1.33 1-Year Break in Service .........................................   5
      1.34 Participant .....................................................   6
      1.35 Participating Employer ..........................................   6
      1.36 Plan ............................................................   6
      1.37 Plan Year .......................................................   6
      1.38 Pre-Retirement Survivor Annuity .................................   6
      1.39 Profit Sharing Account ..........................................   6


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      1.40 Profit Sharing Contributions ....................................   6
      1.41 Profit Sharing Portion ..........................................   6
      1.42 Regulation ......................................................   6
      1.43 Retired Participant .............................................   6
      1.44 Retirement Date .................................................   6
      1.45 Social Security Wage Base .......................................   6
      1.46 Suspense Account ................................................   6
      1.47 Terminated Participant ..........................................   6
      1.48 Total and Permanent Disability ..................................   7
      1.49 Trustee .........................................................   7
      1.50 Trust Fund ......................................................   7
      1.51 Valuation Date ..................................................   7
      1.52 Vested ..........................................................   7
      1.53 Year of Service .................................................   7

ARTICLE II - ADMINISTRATION ................................................   7

      2.1 Powers and Responsibilities of the Company .......................   7
      2.2 Assignment and Designation of Administrative Authority ...........   7
      2.3 Allocation and Delegation of Responsibilities ....................   8
      2.4 Powers and Duties of the Administrator ...........................   8
      2.5 Records and Reports ..............................................   8
      2.6 Appointment of Advisers ..........................................   8
      2.7 Information from Employer ........................................   8
      2.8 Payment of Expenses ..............................................   8
      2.9 Majority Actions .................................................   9
      2.10 Claims Procedure ...............................................    9
      2.11 Claims Review Procedure .........................................   9

ARTICLE III - ELIGIBILITY ..................................................   9

      3.1 Conditions of Eligibility ........................................   9
      3.2 Application for Participation ....................................  10
      3.3 Effective Date of Participation ..................................  10
      3.4 Determination of Eligibility .....................................  10
      3.5 Termination of Participation; Transfer of Employment .............  11
      3.6 Omission of Eligible Employee ....................................  11
      3.7 Inclusion of Ineligible Employee .................................  11
      3.8 Election not to Participate ......................................  11

ARTICLE IV - CONTRIBUTIONS AND ALLOCATIONS .................................  11

      4.1 Formula for Determining Employer's Contributions .................  11
      4.2 Elective Contributions ...........................................  12
      4.3 Matching Contributions ...........................................  12


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      4.4 Profit Sharing Contributions .....................................  12
      4.5 Time of Payment of Contributions .................................  12
      4.6 Allocation of Contributions, Forfeitures and Earnings ............  13
      4.7 Allocation of Forfeitures ........................................  14
      4.8 Excess Elective Deferrals ........................................  14
      4.9 Actual Deferral Percentage Testing ...............................  15
      4.10 Actual Contribution Percentage Test .............................  16
      4.11 Maximum Annual Additions ........................................  17
      4.12 Adjustment for Excessive Annual Additions .......................  21
      4.13 Transfers from Qualified Plans ..................................  21

ARTICLE V - VALUATIONS .....................................................  22

      5.1 Valuation of the Trust Fund ......................................  22
      5.2 Method of Valuation ..............................................  22
      5.3 Allocation of Income and Loss ....................................  23

ARTICLE VI - DETERMINATION AND DISTRIBUTION 0F BENEFITS ....................  23

      6.1 Determination of Benefits upon Retirement ........................  23
      6.2 Determination of Benefits upon Death .............................  24
      6.3 Determination of Benefits in Event of Disability .................  24
      6.4 Determination of Benefits upon Termination .......................  24
      6.5 Distribution of Benefits .........................................  27
      6.6 Distribution of Benefits upon Death ..............................  29
      6.7 Time of Segregation or Distribution ..............................  31
      6.8 Distribution for Minor Beneficiary ...............................  31
      6.9 Location of Participant or Beneficiary Unknown ...................  31
      6.10 Advance Distribution for Hardship ...............................  31
      6.11 Alternate Payees; Distribution Expenses .........................  32
      6.12 Direct Transfers of Distributions ...............................  32
      6.13 Distribution upon Sale of Subsidiary or Assets ..................  33

ARTICLE VII - TRUST AND INVESTMENT PROVISIONS ..............................  34

      7.1 General Investment Provisions ....................................  34
      7.2 Investment Powers and Duties of the Trustee ......................  35
      7.3 Other Powers of the Trustee ......................................  35
      7.4 Loans to Participants ............................................  37
      7.5 Duties of the Trustee Regarding Payments .........................  38
      7.6 Trustee's Compensation and Expenses and Taxes ....................  38
      7.7 Annual Report of the Trustee .....................................  38
      7.8 Resignation, Removal and Succession of Trustee ...................  39
      7.9 Separate Trust Agreement .........................................  39


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ARTICLE VIII - AMENDMENT, TERMINATION, AND MERGERS .........................  39

      8.1 Amendment ........................................................  39
      8.2 Termination ......................................................  40
      8.3 Merger or Consolidation ..........................................  40

ARTICLE IX - MISCELLANEOUS .................................................  40

      9.1 Participant's Rights .............................................  40
      9.2 Alienation .......................................................  40
      9.3 Qualified Domestic Relations Orders ..............................  41
      9.4 Construction of Plan .............................................  42
      9.5 Gender and Number ................................................  42
      9.6 Legal Action .....................................................  42
      9.7 Prohibition Against Diversion of Funds ...........................  42
      9.8 Bonding ..........................................................  42
      9.9 Employer's and Trustee's Protective Clause .......................  42
      9.10 Insurer's Protective Clause .....................................  42
      9.11 Receipt and Release for Payments ................................  43
      9.12 Action by the Employer ..........................................  43
      9.13 Named Fiduciaries, and Allocation of Responsibility .............  43
      9.14 Headings ........................................................  43
      9.15 Approval by Internal Revenue Service ............................  43
      9.16 Uniformity ......................................................  43

ARTICLE X - PARTICIPATING EMPLOYERS ........................................  44

     10.1 Adoption by Other Employers ......................................  44
     10.2 Requirements of Participating Employers ..........................  44
     10.3 Designation of Agent .............................................  44
     10.4 Employee Transfers ...............................................  44
     10.5 Participating Employers Contribution .............................  44
     10.6  Discontinuance of Participation .................................  45
     10.7 Administrator's Authority ........................................  45

ARTICLE XI - SPECIAL PROVISIONS RELATING TO
                THE MERGER 0F THE GRISWOLD PLAN ............................  45


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ARTICLE XII - TOP-HEAVY PLAN RULES .........................................  45

     12.1 Application of Top-Heavy Plan Rules ..............................  45
     12.2 Special Definitions ..............................................  45
     12.3 Determination of Top-Heavy Status ................................  47
     12.4 Superseding Rules ................................................  48
     12.5 Participation in More Than One Top-Heavy Plan ....................  49

ARTICLE XIII - SPECIAL PROVISIONS RELATED TO SPINOFF 0F
                 ANTHONY M. FRANCO, INC ....................................  49

ARTICLE XIV - TRANSFER FROM ROSS ROY, INC. PENSION PLAN ....................  50


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                         FIRST AMENDED 1994 RESTATEMENT
                          ROSS ROY COMMUNICATIONS, INC.
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST

      THIS AGREEMENT, hereby made and entered into this 31st day of January, 1995, by and between Ross Roy Communications, Inc. (herein referred to as the "Company") and Chris A. Lawson, Rita Lindholm and Tim Copacia (herein collectively referred to as the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Company, in predecessor form, heretofore established a Profit Sharing Plan and Trust effective January 1, 1985, (hereinafter called the "Effective Date") previously known as the Ross Roy Group Employee Savings and Investment Plan and Trust, and currently known as Ross Roy Communications, Inc. Employee Savings and Investment Plan and Trust (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees; and

      WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

      WHEREAS, the Plan has been amended and/or restated from time to time, with the most recent restatement being effective January 1, 1989.

      NOW, THEREFORE, the Company and the Trustee, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend and restate the Plan in its entirety to provide as follows, such amendment and restatement to be effective as of January 1, 1994 except as otherwise provided herein. The provisions of this Plan document shall apply to Eligible Employees of an Employer in current employment on or after such effective date.

                                    ARTICLE I
                                   DEFINITIONS

1.1 "Administrator" means the person or committee designated by the Company pursuant to Section 2.2 to administer the Plan on behalf of the Employer. If no person or committee is appointed, the Company shall serve as the Administrator.

1.2 "Affiliated Employer" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which include the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o). "Affiliated Employer" shall also include Ross Roy Communications Canada and any corporation or partnership 50% or more of the voting interest of which is owned by the Company.

1.3 "Anniversary Date" means December 31st.

1.4 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

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1.5 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.6 "Combined Account" means the aggregate of all accounts maintained on behalf of a Participant, including such Participant's Elective Account, Matching Account, Profit Sharing Account and Rollover Account, as well as the Voluntary Contributions Account of such Participant pursuant to Article XI hereof.

1.7 "Company" shall mean Ross Roy Communications, Inc., a corporation with principal offices in the State of Michigan, or its predecessor or successor.

1.8 "Compensation" with respect to any Participant means such Participant's regular salary and wages paid by the Employer for a Calendar Year, but excluding overtime, commissions, bonuses, and any credits to a flexible benefit plan. Employee Compensation that is deferred pursuant to Section 4.2 shall be included as Compensation, but other amounts contributed by the Employer under the Plan and any non-taxable fringe benefits shall not be considered as Compensation.

      For purposes of Section 4.9 and Section 4.10, "Compensation" with respect to any Participant means his Deferred Compensation plus compensation which is currently includable in gross income as provided for under Code Section 414(s); provided, however, that, for such purposes, the Administrator may elect to use any other definition of Compensation permitted by Sections 401(k) and (m) of the Code and the regulations thereunder.

      Effective January 1, 1993, for a Participant's initial year of participation in either the 401(k) Portion or Profit Sharing Portion of the Plan, Compensation shall be recognized only for the part of the year in which the Participant is eligible to participate in that portion of the Plan to which such Compensation relates (i.e., for purposes of the 401(k) Portion of the Plan, only Compensation during the part of the year during which the Participant was eligible to participate in the 401(k) Portion shall be recognized; for purposes of the Profit Sharing Portion of the Plan, only Compensation during the part of the year in which the Participant participated in the Profit Sharing Portion of the Plan shall be recognized).

      For Plan Years beginning after December 31, 1993, Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 401(a)(17)(B). In determining the compensation of a Participant for purposes of this limitation, the rules defining Highly Compensated Employee found in Code Section 414(q)(6) shall apply, except in applying such rules, the term family member shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section prior to the application of this limitation.

1.9 "Contract" or "Policy" means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

1.10 "Deferred Compensation" with respect to any Participant means that portion of such Participant's total Compensation paid by the Employer for a Calendar Year that such Participant has elected to defer pursuant to Section 4.2.

1.11 "Elective Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Elective Contributions.

1.12 "Elective Contribution" means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.2.


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1.13 "Eligible Employee" means, prior to April 1, 1995, any Employee, other than a leased employee. On and after April 1, 1995, Eligible Employee means any Employee who is paid on a salaried basis. Notwithstanding any other provision hereof, leased employees shall not be eligible to participate in the Plan.

1.14 "Eligible Participant" means a Participant or Former Participant who is eligible to have allocated to his Profit Sharing Account a share of the Employer's Profit Sharing Contribution for a given Plan Year. A Former Participant shall be an Eligible Participant only if his employment terminated during the Plan Year by reason of retirement, death or Total and Permanent Disability, regardless of whether or not he completed a Year of Service during the Plan Year.

1.15 "Employee" means any person who is employed by an Employer, but excludes any person who is an independent contractor.

1.16 "Employer" means the Company and any Participating Employer, any successor which shall maintain this Plan, and any predecessor which has maintained this Plan.

1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.18 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee and the Administrator.

1.19 "Fiscal Year" means the Company's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

1.20 "401(k) Portion" means the portion of the Plan consisting of and relating to Elective Contributions made at the election of Participants pursuant to
Section 4.2 and Matching Contributions made pursuant to Section 4.3, but shall not include the portion of the Plan relating to Profit Sharing Contributions made pursuant to Section 4.4.

1.21 "Forfeiture" means that portion of a Participant's Profit Sharing Account that is not Vested, and which becomes forfeited on the earlier of:

      (a) the distribution of the entire Vested portion of a Participant's Profit Sharing Account, or

      (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

1.22 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.23 "Highly Compensated Employee" shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received Compensation from the Company in excess of $75,000 (as adjusted pursuant to Code Section 415(d)); (ii) received Compensation from the Company in excess of $50,000 (adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group under Code Section 414(q)(4), for such year; or (iii) was an officer of the Company and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A). The term Highly Compensated Employee also includes: (i) an Employee who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and that Employee


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is one of the 100 employees who received the most Compensation from the Company during the determination year; and (ii) Employees who are 5-percent owners at any time during the look-back year or determination year.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year, unless the Company chooses to make a "calendar year election" pursuant to Temporary Regulations Section 1.414(q)-1T Q&A-14, in which case the look-back year shall be the calendar year ending during the determination year.

      A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

      If an Employee is, during a determination year or look-back year, a family member of either a 5-percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Annual Compensation paid by the Company during such year, then the compensation of the family member and the 5-percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Annual Compensation and plan contributions or benefits equal to the sum of such Annual Compensation and plan contributions or benefits of the family member and 5-percent owner or top-ten Highly Compensated Employee. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

      The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Annual Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

1.24 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

1.25 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. The same Hours of Service shall not be credited under (1) or (2), as the case may be, and under (3). Hours of Service shall be similarly credited for employment with an Affiliated Employer.

      Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

      For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust


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fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

      An Hour of Service must be counted for the purpose of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

      Notwithstanding the foregoing, any individual employed by an Employer or an Affiliated Employer whose compensation is not computed on the basis of hours worked (such as a salaried employee) and who normally performs services during an entire work day shall be credited with forty-five (45) Hours of Service for each working week during which he is entitled to receive compensation from the Employer or Affiliated Employer for the performance of services described in subsection (1) above or during which such individual performs no duties but is entitled to Hours of Service under subsections (2) or (3) above.

1.26 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.27 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

1.28 "Matching Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Matching Contributions.

1.29 "Matching Contribution" means the Employer's contributions to the Plan that are made pursuant to Section 4.3.

1.30 "Non-Highly Compensated Participant" means any Participant or Former Participant who is not a Highly Compensated Participant.

1.31 "Normal Retirement Age" means age sixty (60). A Participant shall become fully Vested in his Profit Sharing Account upon attaining his Normal Retirement Age.

1.32 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.33 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

      "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

      A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period


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in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

1.34 "Participant" means any Eligible Employee who commences participation in the Plan as provided in Sections 3.2 and 3.3, and whose participation in the Plan has not terminated as provided in Section 3.5.

1.35 "Participating Employer" means any Affiliated Employer that has become a Participating Employer in accordance with Article X.

1.36 "Plan" means this instrument, including all amendments thereto.

1.37 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

1.38 "Pre-Retirement Survivor Annuity" means an annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with the accounts of a Participant used to provide the death benefit under the Plan.

1.39 "Profit Sharing Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's Profit Sharing Contributions.

1.40 "Profit Sharing Contributions" means the Employer's discretionary contributions to the Plan made pursuant to Section 4.4.

1.41 "Profit Sharing Portion" means the portion of the Plan relating to Profit Sharing Contributions made pursuant to Section 4.4.

1.42 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

1.43 "Retired Participant" means a person who has been a Participant, but who has retired under Section 6.1 and become entitled to retirement benefits under the Plan.

1.44 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 6.1).

1.45 "Social Security Wage Base" means the maximum taxable wage base as provided by the Social Security Act in any given year. This amount is $60,600 for 1994.

1.46 "Suspense Account" means the total forfeitable portion of all Former Participants' Accounts which has not yet become a Forfeiture during any Plan Year.

1.47 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability, retirement, or transfer to an Affiliated Employer.

1.48 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

1.49 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.50 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.51 "Valuation Date" means the last day of each calendar month and such other date or dates as the Administrator shall select for purposes of allocation of contributions, Forfeitures and earnings as provided in Section 4.6. On and after approximately April 1, 1995, Valuation Date shall mean each normal business day of the Trustee.

1.52 "Vested" means the portion of a Participant's account or accounts that is nonforfeitable.

1.53 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an employee has at least 1000 Hours of Service with an Affiliated Employer. In calculating Years of Service, (i) Hours of Service prior to the date of adoption of the Plan shall be counted and (ii) Hours of Service prior to the date upon which an Employer became an Affiliated Employer shall be counted.

      For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

      For vesting purposes, the computation period shall be the Plan Year.

                                   ARTICLE II
                                 ADMINISTRATION

2.1 Powers and Responsibilities of the Company.

      (a) The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and ERISA.

      (b) The Company shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Company or by a qualified person specifically designated by the Company, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2 Assignment and Designation of Administrative Authority. The Company may appoint one or more Administrators. Any person, including, but not limited to, any Employee of an Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Company. An Administrator may resign by delivering his or her written resignation to the Company or be removed by the Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

      The Company, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Company does not appoint an Administrator, the Company will function as the Administrator.

2.3 Allocation and Delegation of Responsibilities. If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Company and accepted in writing by each Administrator. In the event that no such delegation is made by the Company, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Company and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Company or the Administrators file with the Trustee a written revocation of such designation.

2.4 Powers and Duties of the Administrator. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall have discretionary authority to interpret and construe the terms of the Plan and to resolve all issues arising under the Plan. The discretionary authority of the Administrator shall include the authority to (i) construe disputed or doubtful terms of the Plan, (ii) determine the eligibility of an individual to participate in the Plan, (iii) determine the amount, if any, of benefits to which any Participant, Former Participant or Beneficiary may be entitled under the Plan, and (iv) resolve all other issues arising under or relating to the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his or her duties under this Plan.

2.5 Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6 Appointment of Advisers. The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.7 Information from Employer. To enable the Administrator to perform his or her functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8 Payment of Expenses. All expenses of administration may (but are not required to) be paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund and, if not paid by the Employer, shall be paid from the Trust Fund.

2.9 Majority Actions. Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10 Claims Procedure. Claims for benefits under the Plan may be filed with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions to the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.11 Claims Review Procedure. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in
Section 2.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

3.1 Conditions of Eligibility.

      (a) Any Eligible Employee most recently hired before March 1, 1993 (or originally hired before March 1, 1993 and rehired pursuant to Section 3.3(b)(3)) who has reached his 21st birthday and who either (i) has completed three (3) months of continuous employment and is expected to complete 1,000 Hours of Service within twelve months after his employment commencement date or (ii) has completed a Year of Service, shall be eligible to participate hereunder as of the effective date of participation (as described in Section 3.3) coinciding with or next following the date he has satisfied such requirements.

      (b) Subject to subsection (c) below, any Eligible Employee who is hired or rehired on or after March 1, 1993 (unless rehired as described in subsection
(a)) shall be eligible to participate hereunder on the effective date of participation (as described in Section 3.3) coinciding with or next following the date he or she has completed a Year of Service.

      (c) Notwithstanding subsection (b) above, as of April 1, 1995, any Eligible Employee not already participating in the 401(k) Portion of this Plan and any newly hired or rehired Eligible Employee shall be eligible to participate in the 401(k) Portion (but not the Profit Sharing Portion) of this Plan on April 1, 1995, if such Eligible Employee has completed three months of service with the Employer. Thereafter, any Eligible Employee not already participating in the 401(k) Portion of this Plan and any newly hired or rehired Eligible Employee shall be eligible to participate in the 401(k) Portion (but not the Profit Sharing Portion) of this Plan on the effective date of participation (as described in Section 3.3) coinciding with or next following the date such Eligible Employee has completed three months of service with the Employer. For purposes of this section, an Eligible Employee will be deemed to have completed three months of service if he is in the continuous employ of the Employer for three months after his or her date of hire. For purposes of this section, an Employee's date of hire is the date the Employee commences employment with the Employer.

3.2 Application for Participation. Each Eligible Employee shall make application to the Employer for participation in the 401(k) Portion of the Plan and shall agree to the terms hereof. In the event any Eligible Employee otherwise qualified to become a Participant fails to file such application he shall not be eligible for Elective or Matching Contributions. Such individual will, however, be eligible to receive his share of Profit Sharing Contributions once he meets the requirements in Section 3.1 relating thereto. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be bound by the terms and conditions of the Plan and all amendments hereto.

3.3 Effective Date of Participation.

      (a) An Eligible Employee shall become a Participant effective as of the earlier of the January 1 or July 1 coinciding with or next following the date such Employee meets the eligibility requirement of Section 3.1, provided said Employee is still employed as of such date. However, a Participant shall not be entitled to have allocated to his or her Profit Sharing Account any Profit Sharing Contribution made for any Plan Year prior to the effective date of his or her participation in the Profit Sharing Portion of the Plan.

      (b) Upon the reemployment of any Eligible Employee who had previously been employed by the Employer, the following rules shall apply in determining his eligibility to participate in the Plan:

            (1) If the reemployed Employee was not a Participant in the Plan during his prior period of employment but was reemployed before incurring a 1-year Break in Service, his prior period of employment shall be included for purposes of determining his eligibility to participate in the Plan.

            (2) If the reemployed Employee was not a Participant in the Plan during his prior period of employment and incurred a 1-year Break in Service, he must meet the conditions of eligibility of Section 3.1 as if he were a new Employee.

            (3) If the reemployed Employee was a Participant in the Plan during his prior period of employment and is reemployed after incurring consecutive 1-year Breaks in Service equal to the greater of (i) five or (ii) his credited Years of Service prior to such break, he must meet the conditions of Section
                  3.1 as if he were a new Employee.

            (4) If the reemployed Employee was a Participant In the Plan during his prior period of employment and is not described in paragraph (3) above, he shall be entitled to participate again in the Plan as of his date of reemployment to the same extent as during his prior period of employment.

      (c) If a Participant receives a hardship distribution, he shall continue to participate in the Plan for all purposes except that he shall not be entitled to have Elective Contributions made on his behalf for the period specified in
6.10 and Elective Contributions on his behalf will be limited in the year following the hardship distribution as provided in 6.10.

3.4 Determination of Eligibility. The Administrator shall determine the eligibility of each Employee to participate in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and ERISA. Such determination shall be subject to review per Section 2.10.

3.5 Termination of Participation; Transfer of Employment. Except as otherwise provided in this Section 3.5, each Employee shall cease to be a Participant in the Plan on the date that he ceases, for any reason, to be employed by a Participating Employer. Notwithstanding the foregoing, (i) an Employee whose employment terminated during a Plan Year by reason of retirement, death or Total and Permanent Disability shall be eligible to receive his pro rata share of Employer Profit Sharing Contributions, if any, for the Plan Year in which such termination occurs, (ii) a Former Participant who has not received a distribution of his entire Combined Accounts shall share in the allocation provided for in Section 5.3 hereof, and (iii) a Participant who transfers employment from a Participating Employer to an Affiliated Employer that is not a Participating Employer shall continue to be a Participant but shall not be eligible to receive any portion of the Employer Elective, Matching or Profit Sharing Contributions. Specifically, such transfer shall not be treated as a termination of employment for purposes of Section 6.4, and the Participant shall not be treated as a Terminated Participant until he or she is no longer employed by an Affiliated Employer.

3.6 Omission of Eligible Employee. If, in any Fiscal Year, any Employee who should be included as a Participant in the Profit Sharing Portion of the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent Profit Sharing Contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.7 Inclusion of Ineligible Employee. If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.

3.8 Election not to Participate. Notwithstanding Section 3.2, an Eligible Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing at least thirty (30) days before the beginning of a Plan Year.

                                   ARTICLE IV
                          CONTRIBUTIONS AND ALLOCATIONS

4.1 Formula for Determining Employer's Contributions. Subject to the limitations in Sections 4.9 and 4.10, for each Plan Year, each Employer shall contribute to the Plan on behalf of Participants who are employed by such Employer:

      (a) The amount of the total salary reduction elections of such Participants made pursuant to Section 4.2(a), which amount shall be deemed the Employer's Elective Contribution, plus

      (b) The amount of Matching Contributions, if any, for such Plan Year, as provided under Section 4.3, plus

      (c) If the Participant is a participant in the Profit Sharing Portion of the Plan, a discretionary amount, if any, for such Plan Year, as provided under
Section 4.4, which amount shall be deemed the Employer's Profit Sharing Contribution.

      (d) Notwithstanding the above, however, the Employer's contributions for any Plan Year are conditioned upon and shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404 except that the Employer shall make any contribution required to meet the top heavy minimum allocation irrespective of whether or not such contribution exceeds the amount deductible under Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2 Elective Contributions.

      (a) Each Participant may elect to defer from 1% to 15% of his Compensation, subject to the limitations of this Section. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Elective Contribution and allocated to that Participant's Elective Contribution Account.

      (b) The balance in each Participant's Elective Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

      (c) A Participant's Deferred Compensation made pursuant to this Section for any taxable year of the Participant shall not exceed the limit imposed by Code Section 402(g)(1), as indexed pursuant to Section 402(g)(5). The adjusted limitation shall be effective as of January 1st of each calendar year. In the event that a Participant elects to defer a percentage of his Compensation that would result in his exceeding the limitation of this Section 4.2(c) for a calendar year, the Administrator may require the Participant to reduce his periodic deferrals to a rate that would result in his making the maximum permitted deferral on a pro rata basis over the calendar year in question.

      (d) In the event that the dollar limitation provided for in Section 4.2(c) is exceeded, the Administrator shall direct the Trustee to distribute such excess amount in accordance with Section 4.8.

      (e) Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.6 have been made.

      (f) The Employer and the Administrator shall adopt a procedure necessary to implement the salary reduction elections provided for herein.

4.3 Matching Contributions. Each Employer may make a Matching Contribution on behalf of each Participant employed by such Employer who makes a salary reduction election pursuant to Section 4.2. The amount of the Matching Contribution, if any, on behalf of Participants who are employed by a particular Employer shall be determined periodically by the Board of Directors of such Employer based on a percentage of the Deferred Compensation of each Participant who is entitled to receive a Matching Contribution; provided, however, that the amount of such Matching Contributions by an Employer for any period shall be subject to limitations set out in this Article IV. For purposes of such determination and contribution, Deferred Compensation in excess of 4% of such Participant's Compensation for the applicable period shall be disregarded.

4.4 Profit Sharing Contributions. Each Employer shall determine the amount, if any, of any Profit Sharing Contribution that it will make to the Plan. Profit Sharing Contributions shall be allocated in accordance with Section 4.6(b)(3). In determining its contribution, each Employer shall be entitled to rely upon an estimate of the total Compensation for all Participants employed by such Employer and of the amounts contributable by it. The Employer's determination of such contribution shall be binding on all Participants, the Employer, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of the Employer's contribution, but shall be accountable only for funds actually received by the Trustee.

4.5 Time of Payment of Contributions.

      (a) Each Employer shall pay to the Trustee its Matching Contribution and its Profit Sharing Contribution to the Plan for each Fiscal Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

      (b) The Employer shall pay to the Trustee its Elective Contribution to the Plan for each Fiscal Year within the time prescribed by law, including extension for the filing of Employer's federal income tax return for the Fiscal Year; provided, however, that Elective Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness, and in any event will be paid by the end of the succeeding month following such payroll deductions.

4.6 Allocation of Contributions, Forfeitures and Earnings.

      (a) The Administrator shall establish and maintain accounts in the name of each Participant to which the Administrator shall credit all amounts allocated to each such Participant as set forth herein. However, the Administrator may separately account for that portion of each Participant's Profit Sharing Account attributable to Top Heavy Plan Years, as described in Article XII.

      (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contributions. Within 45 days after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows, applying the following formulas separately with respect to Employer and the Participants who are employed by such Employer:

            (1) The Employer's Elective Contribution made pursuant to Section 4.1(a) for any period shall be allocated to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the period.

            (2) Matching Contributions, if any, made by the Employer pursuant to Section 4.3 for any period shall be allocated to the Matching Account of each Participant employed by such Employer pro-rata based upon his Deferred Compensation for such period, provided however, that the amount allocated to the Matching Account of any such Participant shall not exceed 25% of the Deferred Compensation of such Participant, and provided, further, that Deferred Compensation in excess of 4% of Compensation shall be disregarded for purposes of allocating Matching Contributions.

            (3)   Each Employer's Profit Sharing Contribution, if any, under
                  Section 4.4 shall be allocated to the Profit Sharing Account of each Eligible Participant employed by such Employer as follows:

                  (i) first, in the same proportion that such Participant's Compensation up to the Social Security Wage Base for the Plan Year bears to the total Compensation up to the Social Security. Wage Base for such Plan Year of all Eligible Participants employed by such Employer; provided, however, that the amounts allocated under this subparagraph (i) shall not exceed five percent (5%) of the Participant's Compensation up to the Social Security Wage Base for the Plan Year (or such lesser percentage as the applicable Employer shall determine for the Plan Year, such determination to be made no later than the date of the Profit Sharing Contribution, if any, of such Employer for the Plan Year),

                  (ii) second, in the same proportion that the Compensation in excess of the Social Security Wage Base for such Plan Year of such Eligible Participant bears to the total Compensation for such Plan year in excess of the Social Security Wage Base of all Eligible Participants employed by such Employer, provided, however, that the percentage of the Participants' Compensation in excess of the Social Security Wage Base allocated under this subparagraph (ii) for the Plan Year shall not exceed two times the percentage determined under (i) for the Plan Year (or such lesser percentage as the applicable Employer shall determine for the Plan Year), and

                  (iii) third, the excess, if any, over amounts described in subparagraphs (i) and (ii), in the same proportion that the Compensation for the Plan Year of such Eligible Participant bears to the total Compensation for the Plan Year of all Eligible Participants employed by such Employer.

      (c) Any Participant who terminated employment during the Plan Year for reasons other than death, Total and Permanent Disability or retirement shall not share in the allocations of (i) the Employer's Profit Sharing Contributions or
(ii) Matching Contributions made subsequent to the date of his or her termination of employment.

      (d) Participants who terminated employment during the Plan Year shall share in the Elective Contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

      (e) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

            (1) one account for nonforfeitable benefits attributable to pre-break service; and

            (2) one account representing his status in the Plan attributable to post-break service.

4.7 Allocation of Forfeitures. As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4. Forfeitures will next be used to pay reasonable expenses of administering the Plan. The remaining Forfeitures, if any, shall be used to reduce the Employer's Profit Sharing Contribution; provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.11) to any Participant to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.12. During an Employer's existence, the Forfeitures attributable to Participants of such Employer shall be allocated separately so that only Participants employed by such Employer shall share therein. With respect to the Company, Forfeitures are intended to reduce the contribution contemplated by Section 4.4. If an Employer is dissolved, sold, or otherwise ceases to have Employees, Forfeitures attributable to Participants of such Employer shall be used to reduce the Company's Profit Sharing Contribution for such year as contemplated by Section 4.4. In the event that no Company Profit Sharing Contribution is made in a given year, Forfeitures which would otherwise be used to offset Company Profit Sharing Contributions for such year shall be allocated among the Participants' Accounts in the same manner as a Company Profit Sharing Contribution of such amount would have been allocated for such year.

4.8 Excess Elective Deferrals. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

      (a) "Elective Deferrals" shall mean any employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

      (b) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includable in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as annual additions under the Plan.

      (c) Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals may be calculated in any manner consistent with applicable regulations, including, at the election of the Administrator, being calculated as the sum of: (1) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (2) ten percent (10%) of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

4.9 Actual Deferral Percentage Testing. Notwithstanding the terms of Section 4.1, the Average Deferral Percentage ("ADP") for Highly Compensated Participants shall not exceed the greater of: (i) one hundred twenty-five percent (125%) of the ADP of Non-Highly Compensated Participants: or (ii) the lesser of two hundred percent (200%) of the ADP of Non-Highly Compensated Participants, or such percentage for the Non-Highly Compensated Participants plus two (2) percentage points.

      A Participant's deferral percentage is the ratio of (i) the sum, for the Plan Year, of the Participant's Deferred Compensation plus any Employer contributions which are Qualified Matching Contributions (as that term is defined under the Code) and which are elected by the Employer to be used in ADP testing divided by (ii) the Participant's Compensation for the Plan Year.

      If the ADP of the Highly Compensated Participants would exceed the above stated limits, the Plan Administrator shall take such action or actions as are permitted under applicable regulations, which may include reducing the Elective Contributions for the Highly Compensated Participants to come within the limits as follows:

            (i) The Plan Administrator shall return to that Highly Compensated Participant who has the highest deferral percentage the portion of his Deferred Compensation (and income allocable thereto) which will either enable the Plan to satisfy the ADP limit stated above or cause such Highly Compensated Participant's deferral percentage to equal the deferral percentage of the Highly Compensated Participant with the next highest deferral percentage.

            (ii) The prior process must be repeated until the plan satisfies the above stated ADP limits.

      The amount to be returned to a Highly Compensated Participant should be returned on or before the 15th day of the third month following the end of the Plan Year in which the deferral percentage limits were violated (but in all cases by the end of the Plan Year following the year In which such limits were violated) and shall include the excess amounts plus the income allocable to such amounts (through the end of the Plan Year in which the applicable Employee Contribution was made) as determined by the Plan Administrator in a manner consistent with regulations promulgated under Code Section 401(k), which are hereby incorporated by reference. The amount of excess Deferred Compensation to be distributed hereunder shall be reduced by any Excess Deferrals previously distributed to the Participant for the Participant's taxable year ending with or within the Plan Year in accordance with Section 4.8.

      In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.9 shall be applied by determining the ADP of employees as if all such plans were a single plan.

      For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the ADP Contributions and Compensation of such Participant shall include the elective deferrals and Compensation for the Plan Year of Family Members (as defined in Code section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Non-Highly Compensated Participants and for Highly Compensated Participants.

      The ADP for any Highly Compensated Participant for the Plan Year and who is eligible to have ADP Contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such elective deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      For purposes of meeting the ADP tests, the Company or the Administrator may direct that Elective Contributions made on behalf of any Highly Compensated Employee(s) be ceased or the rate of such contributions reduced at any time during a Plan Year.

4.10 Actual Contribution Percentage Test. Notwithstanding the above, the average contribution percentage of the Highly Compensated Participants shall not exceed the greater of:

      (i) 125 percent of the average contribution percentage of the Non-Highly Compensated Participants; or

      (ii) the lesser of 200 percent of the average contribution percentage of the Non-Highly Compensated Participants or such percentage for the Non-Highly Compensated Participants plus 2 percentage points, or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant, as described in Regulation Section 1.401(m)-2(b), which is incorporated herein by reference.

      A Participant's contribution percentage is the ratio of the sum of the Matching Contributions not used in ADP calculations pursuant to Section 4.9 above for the Plan Year ("ACP Contributions") divided by the Participant's Compensation for the Plan Year.

      If the Plan would otherwise exceed the multiple use alternative limitation, as described above, then the contribution percentage of Highly Compensated Employees will be reduced (beginning with the Highly Compensated Employee whose contribution percentage is the highest), so that the limit will not be exceeded. The amount of this reduction shall be treated as an excess ACP Contribution.

      If the average contribution percentage of the Highly Compensated Participants would exceed the above stated limits, the Plan Administrator shall take such action or actions as are permitted under applicable regulations, which may include reducing the Matching Contributions for the Highly Compensated Participants to come within the limits as follows:

      (i) The Plan Administrator shall reduce the Matching Contribution allocated to the Account of that Highly Compensated Participant who has the highest contribution percentage (and income allocable thereto) which will either enable the Plan to satisfy the ACP limit stated above or cause such Highly Compensated Participant's contribution percentage to equal the contribution percentage of the Highly Compensated Participant with the next highest contribution percentage.

      (ii) The prior process must be repeated until the plan satisfies the above stated ACP limits.

      The amount of Matching Contributions to be forfeited with regard to a Highly Compensated Participant should be forfeited on or before the 15th day of the third month following the end of the Plan Year in which the contribution percentage limits were violated (but in all cases by the end of the Plan Year following the year in which such limits were violated) and shall include the excess amounts plus the income allocable to such amounts (through the end of the Plan Year in which the applicable Matching Contribution was made) as determined by the Plan Administrator in a manner consistent with regulations promulgated under Code Section 401(m), which are hereby incorporated by reference.

      In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 4.10 shall be applied by determining the contribution percentage of employees as if all such plans were a single plan.

      For purposes of determining the contribution percentage of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the ACP Contributions and Compensation of such Participant shall include the ACP Contributions and Compensation for the Plan Year of Family Members (as defined in Code section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the contribution percentage both for Non-Highly Compensated Participants and for Highly Compensated Participants.

      The contribution percentage for any Highly Compensated Participant and who is eligible to have ACP Contributions allocated to his or her accounts under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such ACP Contributions were made under a single arrangement. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      For purposes of meeting the ACP tests, the Company or the Administrator may direct that Matching Contributions for any Highly Compensated Participant be ceased or the rate of such contributions reduced at any time during a Plan Year.

      Forfeitures of excess ACP Contributions shall be applied in the same manner as Forfeitures under Section 4.6.

4.11 Maximum Annual Additions.

      (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of:
(1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year".

      (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition", or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1). Notwithstanding the foregoing, for "limitation years" beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of "415 Compensation" or one-half of Employee contributions shall be considered an "annual addition".

      (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.11(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

      (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, overtime pay, tips and bonuses and, in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code Section 401(c)(2) and the regulations thereunder)) paid during the "limitation year." "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). For "limitation years" beginning after December 31, 1988, "415 Compensation" shall be limited to $200,000 (adjusted in the same manner as permitted under Code
Section 401(a)(17)). For "limitation years" beginning after December 31, 1993, "415 Compensation" shall be limited to $150,000 (adjusted in the same manner as permitted under Code Section 401(a)(17)).

      (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Calendar Year.

      (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

      (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

      (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

      (i) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

      (j) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year".

            (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

            (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

      (k) Subject to the exception in Section 4.11(p) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

      (l) (1) The defined benefit plan fraction for any "limitation year" is a fraction (A) the numerator of which is the "projected annual benefit" of the Participant under the Plan (determined as of the close of the "limitation year"), and (B) the denominator of which is the greater of the product of 1.25 multiplied by the "protected current accrued benefit" or the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code
Section 415(b)(1)(A) for such "limitation year", or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) for such "limitation year".

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987.

            (2) For purposes of applying the limitations of Code Section 415, the "projected annual benefit" for any Participant is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation 1.415-7(b)(3).

            (3) For purposes of applying the limitations of Code Section 415, "protected current accrued benefit" for any Participant in a defined benefit plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.

      (m) (1) The defined contribution plan fraction for any "limitation year" is a fraction (A) the numerator of which is the sum of the "annual additions" to the Participant's accounts as of the close of the "limitation year" and (B) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code
Section 415(c)(1)(A) for such "limitation year" (determined without regard to Code Section 415(c)(6)), or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) for such "limitation year". For "limitation years" beginning prior to January 1, 1987, the "annual addition" shall not be recomputed to treat all Employee contributions as an "annual addition".

                  If the Employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

            (2) Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

            (3) For defined contribution plans in effect on or before July
1, 1982, the Administrator may elect, for any "limitation year" ending after December 31, 1982, that the amount taken into account in the denominator for every Participant for all "limitation years" ending before January 1, 1983 shall be an amount equal to the product of (A) the denominator for the "limitation year" ending in 1982 determined under the law in effect for the "limitation year" ending in 1982 multiplied by (B) the "transition fraction".

            (4) For purposes of the preceding paragraph, the term "transition fraction" shall mean a fraction (A) the numerator of which is the lesser of (i) $51,875 or (ii) 1.4 multiplied by twenty-five percent (25%) of the Participant's "415 Compensation" for the "limitation year" ending in 1981, and (B) the denominator of which is the lesser of (i) $41,500 or (ii) twenty-five percent (25%) of the Participant's "415 Compensation" for the "limitation year" ending in 1981.

      (n) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan for reasons other than described in (p) below, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year". If, after limiting the "annual additions" to such Participant's accounts for the "limitation year", the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

      (o) If (1) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (2) the excess benefit accruals or "annual additions" provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any "limitation year", such Participant shall be subject to the following restrictions for each future "limitation year" until the 1.0 limitation is satisfied: (A) the Participant's accrued benefit under the defined benefit plan shall not increase (B) no "annual additions" may be credited to a Participant's accounts and (C) no Employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

      (p) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.12 Adjustment for Excessive Annual Additions.

      (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator may take any action permitted under applicable regulations, and may (1) return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts, (2) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account", (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year", or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year", (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year".

      (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.11.

      (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year". The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

      (d) The Plan may not distribute "excess amounts" to Participants or Former Participants.

4.13 Transfers from Qualified Plans.

      (a) With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

      (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts shall not be subject to Forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section.

      (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant.

      (d) The Administrator may direct that employee transfers made after the first month of the Plan Year pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until the first day of the following calendar quarter, at which time they shall be invested as determined by the Administrator pursuant to Article VII.

      (e) Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee, it shall be invested as part of the general Trust Fund and share in earnings and losses. Except, however, deposits into the general Trust Fund after the first month of the Plan Year shall not share in earnings and losses for such year.

      (f) For purposes of this Section the term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) lump sum distributions received by an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump sum distribution, (B) were eligible for tax free rollover to a qualified corporate or noncorporate plan, and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

      (g) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a).

      (h) Notwithstanding any provision of this Plan to the contrary, an Eligible Employee who has not met the conditions of eligibility described in
Section 3.1 may nonetheless roll over amounts into this Plan in accordance with this Section prior to the date that he meets such eligibility requirements. The participation in this plan by such an Employee shall be limited to his Rollover Account until he otherwise becomes eligible to participate pursuant to the terms of Article III.

                                    ARTICLE V
                                   VALUATIONS

5.1 Valuation of the Trust Fund. The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution or Forfeiture to be allocated for the valuation period ending on that Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2 Method of Valuation. In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

5.3 Allocation of Income and Loss.

      (a) As of each Valuation Date, (i) the Elective, Matching and Rollover Accounts (and, within a reasonable time after April 1, 1995, Profit Sharing Account) of each Participant and each Former Participant who has not received a distribution of his Combined Account shall be adjusted to reflect the interest of such Participant or Former Participant as of such Valuation Date in the funds established under Section 7.1(a), and (ii) on or before approximately April 1, 1995, the Profit Sharing Account of each Participant and Former Participant shall be adjusted to reflect the Participant's proportionate share of the gains or losses since the preceding Valuation Date on the assets of such Account invested in accordance with Section 7.1(d). Each Participant's or Former Participant's proportionate share may be determined under any accounting method selected by the Administrator that allocates fairly, in the opinion of the Administrator, the investment gains or losses of the fund or funds in which the assets of the Elective, Matching and Rollover Accounts (and, within a reasonable time after April 1, 1995, Profit Sharing Account) of the Participant are invested or, with respect to Participant's Profit Sharing Account on or before approximately April 1, 1995, the investment gains or losses on the assets invested in accordance with Section 7.1(d). In making such allocation, all assets shall be valued at their fair market value as determined in accordance with Section 5.2 on the applicable Valuation Date.

      (b) Participants' accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1 Determination of Benefits upon Retirement. Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon such Normal Retirement Date, all amounts credited to such Participant's Profit Sharing Account shall become distributable. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan shall continue until his Late Retirement Date. As soon as reasonably practicable after the calendar quarter end coinciding with or next following a Participant's Retirement Date, the Trustee shall distribute all amounts credited to such Participant's Combined Account as of such calendar quarter end in accordance with Section 6.5. On and after approximately April 1, 1995, such distribution shall be made within a reasonable period following the Participant's Retirement Date, based on the amount credited to such Participant's Combined Account as of the date of distribution.

      Notwithstanding any other provision hereof, if the value of a Retired Participant's Combined Account exceeds $3,500, his Combined Account may not be distributed to him prior to the date that he attains the age of 62 without his written consent. Further, the spouse of the Participant must consent in writing to any such distribution. Written consent of the Participant and his spouse to the distribution must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

      If the value of a Retired Participant's Vested benefit is $3,500 or less (and has never exceeded $3,500), then, notwithstanding any other provision of the Plan, the Administrator shall direct the Trustee to cause the entire Vested Combined Account of such Retired Participant to be paid to such Participant in one lump sum without regard to the Participant's election or the consent of said Participant's spouse.

6.2 Determination of Benefits upon Death.

      (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Profit Sharing Account shall become fully Vested. Within a reasonable period following such death (or, on or before approximately April 1, 1995, as soon as reasonably practicable after the calendar quarter end coinciding with or next following such death), the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's Combined Account to the Participant's Beneficiary.

      (b) Within a reasonable period following the death (or, on or before approximately April 1, 1995, as soon as reasonably practicable after the calendar quarter end coinciding with or next following the death) of a Former Participant, the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, shall distribute any remaining amounts credited to the account of such deceased Former Participant to such Former Participant's Beneficiary.

      (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

      (d) Unless otherwise elected in the manner prescribed in Section 6.6, the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 6.6. Except, however, the Participant may designate a Beneficiary other than his spouse if:

            (i) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in
                  Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

            (ii)  the Participant has no spouse, or

            (iii) the spouse cannot be located.

      In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to the Participant's estate.

6.3 Determination of Benefits in Event of Disability. In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Profit Sharing Account shall become fully Vested. Within a reasonable period following the event of Total and Permanent Disability (or, prior to approximately April 1, 1995, as soon as reasonably practicable after the calendar quarter end coinciding with or next following the event of Total and Permanent Disability), the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired.

      Notwithstanding any other provision hereof, no distribution shall be made to a disabled Participant prior to the date upon which the Participant attains the age of 62 without the written consent of such Participant.

6.4 Determination of Benefits upon Termination. Except as hereinafter provided, distribution of benefits to a Terminated Participant shall be made within a reasonable period following the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (i.e., upon the Participant's death, Total and Permanent Disability or Normal Retirement Date) (or, prior to approximately April 1,

1995, as soon as practicable after the calendar quarter end coinciding with or next following the occurrence of such event), subject to the consent requirements described below if the value of the Participant account exceeds $3,500. At that time, the Terminated Participant shall be entitled to receive the Vested portion of his Combined Accounts, determined as of the date of distribution (or prior to approximately April 1, 1995, as of the quarter end described above). The distribution shall be made in accordance with Section 6.5. Notwithstanding the foregoing, within thirty (30) days after termination of employment and subject to the requirements of the following paragraph, a Terminated Participant may elect to receive a lump sum distribution of the Vested portion of his Combined Account, determined as of the calendar quarter end coinciding with or next following his termination of employment, with such distribution to be made as soon as practicable after such calendar quarter end.

      Notwithstanding the foregoing, and subject to all applicable notice, advanced election and spousal consent requirements, all Former Participants who have not previously received a distribution of their benefits under this Plan may elect to receive a lump sum distribution of the vested portion of their Combined Account, with such distribution to be made on or around March 31, 1995, based on the value of the Combined Account as of the Valuation Date preceding the date of such distribution.

      Notwithstanding any other provision hereof, if the value of a Terminated Participant's Combined Account exceeds $3,500, his Vested Combined Account may not be distributed to him prior to the date that he attains the age of 62 without his written consent. Further, the spouse of the Participant must consent in writing to any such distribution. Written consent of the Participant and his spouse to the distribution must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with
Section 6.5(a)(2).

      If the value of a Terminated Participant's Vested benefit is $3,500 or less (and has never exceeded $3,500), then, notwithstanding any other provision of the Plan, the Administrator shall direct the Trustee to cause the entire Vested Combined Account of such terminated Participant, to be paid to such Participant in one lump sum without regard to the Participant's election or the consent of said Participant's spouse.

      The amount of the Terminated Participant's Profit Sharing Account which is not Vested shall be credited to the Suspense Account (which will not share in allocation per Section 5.3) and shall, subsequently, be allocated in accordance with the terms of the Plan at such time as the amount becomes a Forfeiture.

      In the event that the amount of the Vested portion of the Terminated Participant's Combined Account equals or exceeds the cash surrender value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements, so that the settlement options are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the cash surrender value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash surrender value of the Contracts from the insurer and then assign the Contracts to the Terminated Participant.

      (a) The Vested portion of any Participant's Profit Sharing Account shall be a percentage of the total amount credited to his Participant's Profit Sharing Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                  Vesting Schedule
                           Years of Service   Percentage
                           ----------------   ----------
                                 0-4               0%
                                   5             100%

      Notwithstanding the foregoing, (i) all amounts credited as of December 31, 1989 to the Profit Sharing Account of any Participant employed by the Company on or prior to such date, adjusted for any subsequent earnings or losses thereon, shall be fully vested and nonforfeitable and shall not be subject to the vesting schedule and (ii) any Participant who completed three Years of Service on or before August 17, 1990 shall have the Vested portion of his or her Profit Sharing Account determined in accordance with the following schedule:

                         Years of Service  Percentage
                         ----------------  ----------
                                 1             20%
                                 2             40%
                                 3             60%
                                 4             80%
                                 5            100%

      All amounts credited to a Participant's Elective, Matching and Rollover Accounts shall always be fully vested and nonforfeitable, and shall not be subject to the vesting schedule.

      (b) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any Vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

            (i)   the adoption date of the amendment,

            (ii)  the effective date of the amendment, or

            (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

      (c) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

            (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Profit Sharing Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or next following his termination.

            (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                  (i) If a Former Participant has a 1-Year Break in Service, his pre-break and post-break service shall be used for computing Years of Service for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                  (ii) Each non-vested Former Participant shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of
                        (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                  (iii) After five (5) consecutive 1-Year Breaks in Service, a
                        Former Participant's Vested Profit Sharing Account balance attributable to pre-break service shall not be increased as a result of post-break service.

6.5 Distribution of Benefits.

      (a) (1) Unless otherwise elected as provided below within the 90-day period ending on the "annuity starting date," a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall receive the value of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity shall be equal in actuarial value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime. An unmarried Participant shall receive the value of his benefit in the form of a single life annuity. Such unmarried Participant, however, may elect in writing to waive the single life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

            (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. Such election shall designate a Beneficiary (or class of beneficiaries or contingent beneficiaries) or a form of benefits that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and in writing and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

            (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the "annuity starting date."

            (4) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement, death or disability or other termination of employment. In the case of a benefit not payable in the form of an annuity, the annuity starting date shall be the first day on which all events have occurred which entitle the Participant or his Beneficiary to such benefit.

            (5) With regard to the election, the Administrator shall provide the Participant not less than 30 nor more than 90 days before the "annuity starting date" (and consistent with Regulations), a written explanation of:

                  (i) the terms and conditions of the joint and survivor annuity, and

                  (ii) the Participant's right to make an election to waive the joint and survivor annuity, and

                  (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                  (iv) the right of the Participant to revoke such election, and the effect of such revocation.

            (6) The distribution of a benefit in the form of a joint and survivor annuity shall require the Participant's consent if such distribution commences prior to age 62.

      (b) In the event a married Participant duly elects pursuant to paragraph
(a)(2) above not to receive the retirement benefit in the form of a joint and survivor annuity or, if such Participant is not married, in the form of a life annuity, the Administrator shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods as elected by the Participant:

            (i)   One lump-sum payment in cash or in property;

            (ii) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments after first having (A) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

            (iii) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

      (c) The present value of a Retired Participant's joint and survivor annuity derived from his Combined Account may not be paid without his written consent if the value exceeds $3,500 or has ever exceeded $3,500. Further, the spouse of a Retired Participant must consent in writing to any immediate distribution of the value of the Participant's Combined Account. Notwithstanding any other provision of the Plan, if the value of the Participant's Combined Account does not exceed $3,500 (and has never exceeded $3,500), the Administrator shall immediately distribute such Combined Account without such Participant's consent. No distribution may be made under the preceding sentence after the annuity starting date unless the Participant and his spouse consent in writing to such distribution. Any written consent required under the paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

      (d) If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and his designated Beneficiary.

      (e) If a Participant's retirement benefit is to be distributed to him and his Beneficiaries over a period in excess of the Participant's then life expectancy, the then present value of the payments to be made over the period of the Participant's then life expectancy must be more than fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries. Except, however, this paragraph shall not apply to a distribution in the form of a joint and survivor annuity pursuant to Section 6.5(a).

      (f) Notwithstanding any provision in the Plan to the contrary, a Participant's benefits shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary).

      (g) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually, and in accordance with Regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

      (h) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.6 Distribution of Benefits upon Death.

      (a) Unless otherwise elected as provided below, a Vested Participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date.

      (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. This election may be revoked by the Participant (without the consent of the spouse) at any time and any number of times during the election period described below.

      (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

      (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to
Section 6.5(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last: (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;
(iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;
(iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation at the time of separation or within one year after separation.

      (e) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500 and has never exceeded $3,500, the Administrator shall direct the immediate distribution in one lump to the Participant's spouse of the value of the Pre-Retirement Survivor Annuity. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds $3,500 (or has ever exceeded $3,500), an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

      (f) (1) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary):

            (i)   One lump-sum payment in cash or in property;

            (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary, and in installments as nearly equal as practicable. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

            (2) In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator shall direct the Trustee to segregate into a separate Trust Fund(s) the death benefit, and the Trustee shall invest such segregated Trust Funds separately, and the funds accumulated in such Trust Fund(s) shall be used for the payment of the installments hereinabove provided.

            (3) The Administrator, at the election of the Participant's Beneficiary, shall direct the Trustee to (1) accelerate any installment payment to a Participant's Beneficiary, or (2) at any time, purchase for the benefit of the Participant's Beneficiary an annuity with all monies or property held in the segregated Trust Fund(s).

      (g) All distributions shall be made in accordance with the requirement of regulations promulgated under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

      (h) If the distribution of a Participant's interest has begun in accordance with a method selected in Section 6.5 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death.

      (i) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his Beneficiaries within 5 years after his death.

      (j) The 5-year distribution requirement of Section 6.6(h) shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than one (1) year after the date of the Participant's death (or such later date as may be prescribed by Regulations).

            Except, however, in the event the Participant's spouse is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age seventy and one-half (70 1/2). If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Section 6.6(h) shall apply as if the spouse were the Participant.

      (k) For the purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually and in accordance with Regulations. Further, life expectancy and joint and last survivor expectancy shall be computed using the return multiples of Regulation 1.72-9.

      (l) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

6.7 Time of Segregation or Distribution. Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of a Valuation Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is reasonably. Except, however, unless a Former Participant elects in writing to defer the receipt of benefits, (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

      (1) the date on which the Participant attains the Normal Retirement Age specified herein,

      (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

      (3)   the date the Participant terminates his service with the Employer.

6.8 Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9 Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of four (4) years after it shall become payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

6.10 Advance Distribution for Hardship. Upon demonstration by a Participant that a financial hardship exists, the Administrator shall direct the Trustee to distribute to the Participant an amount from a Participant's Elective Account, such amount not to exceed the lesser of (i) the Participant's Deferred Compensation for all Plan Years (plus earnings thereon through December 31,
1988) or (ii) the value of such Participant's Elective Account as determined as of the Valuation Date prior to such distribution. Prior to the approval of such distribution, the Participant must indicate in the application for such distribution that he has attempted to obtain funds necessary to alleviate such financial hardship through all other resources reasonably available to the Participant, including all loans available to the Participant from this Plan. Such written application shall be in the form chosen by the Administrator in accordance with regulations, and shall require the consent of the Participant's spouse in accordance with Section 6.5 if the Participant is married.

      (a) A financial hardship shall exist if the distribution is needed by the Participant (1) to pay medical expenses incurred by the Participant, the Participant's spouse, or a dependent of the Participant, (2) to purchase a principal residence for the Participant, or to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, (3) to pay the tuition for the next twelve
(12) months of post-secondary education for the Participant, his spouse or dependent, or (4) for funeral expenses for the Participant, the Participant's spouse or dependent.

      (b) If the Administrator shall find, under rules uniformly applicable to all Participants similarly situated, that the applicant is in need of immediate financial assistance from the Trust Fund, then the Plan Administrator shall direct the Trustee to make a distribution from the Trust Fund to or for the benefit of the Participant in such amount needed to alleviate such financial hardship, but not in excess of the amount specified above.

      (c) A Participant will not be permitted to have Elective Contributions made on his behalf for 12 months following receipt of a hardship distribution. Further, in the Plan Year following the year of such distribution, the Participant may have Elective Contributions only up to the limit on such contributions as set out in Code Section 402(g), less the amount of Elective Contributions made on behalf of that Participant in the Plan Year of such distribution.

      (d) Notwithstanding anything herein to the contrary, no amounts may be distributed to a Participant from the Participant's Elective Account under this
Section 6.10 which are then being used as security for an outstanding loan to the Participant made pursuant to Section 7.4 hereof.

6.11 Alternate Payees: Distribution Expenses.

      (a) All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p), and as described In Section 9.3.

      (b) Notwithstanding anything in Article VI to the contrary, a Participant who commences receiving a distribution under this Article VI shall have his initial distribution reduced by a distribution administration fee, as determined by the Administrator on a uniform basis from time to time based on costs incurred by the Administrator in processing such distribution.

      (c) A Participant requesting that all or any portion of his Combined Account be transferred to another plan or an Individual Retirement Account shall have his distribution reduced by any associated wire transfer or similar fee incurred by the Trustee in connection with the transfer.

6.12 Direct Transfers of Distributions.

      (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

      (b) Definitions.

            (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable In gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

6.13 Distribution upon Sale of Subsidiary or Assets.

      (a) Definitions. For purposes of this Section 6.13, the following definitions shall apply:

            (1) "Asset Sale" shall mean the sale of all or a portion of the assets of an Employer to a Purchaser.

            (2) "Former Employee" shall mean a Participant who continues to work for a Sold Subsidiary after a Stock Sale or for a Purchaser after an Asset Sale, such that after such Stock Sale or Asset Sale the Participant is no longer working for an Affiliated Employer.

            (3) "Purchaser" shall mean a corporation or other person or entity (and its affiliates) that purchases from the Company the common stock of an Employer or all or a portion of the assets of an Employer, and which is not itself an Affiliated Employer.

            (4) "Sold Subsidiary" shall mean an Employer, the common stock of which is sold by the Company to a Purchaser or all or a portion of the assets of which are sold to a Purchaser.

            (5) "Stock Sale" shall mean a sale by the Company of its ownership interest in another Employer to a Purchaser.

      (b) In the event of a Stock Sale or an Asset Sale, a Former Employee shall be treated as a Terminated Participant under Section 6.4 and may elect to begin receiving distribution(s) from the Plan in accordance with Section 6.5, provided that:

            (1) The Company continues to maintain this Plan and the Purchaser does not maintain or participate in this Plan: and

            (2) No assets or liabilities of this Plan are transferred by this Plan to any plan sponsored by the Purchaser, except pursuant to a Participant election in accordance with Section 6.12.

      However, should such an Asset Sale or Stock Sale constitute a transaction that is described in Code Section 401(k)(10)(A)(ii) or (iii), the Former Employee may elect to receive a distribution of his Matching Account and his Elective Account as a result of such Asset Sale or Stock Sale only in the form of a lump sum distribution.

                                   ARTICLE VII
                         TRUST AND INVESTMENT PROVISIONS

7.1 General Investment Provisions.

      (a) The Trustee shall, from time to time, establish funds designated by the Company for the collective investment and reinvestment of Elective, Matching and Rollover contributions (and, within a reasonable time after April 1, 1995, Profit Sharing Contributions) made on behalf of Participants and, subject to paragraph (e) below, shall be responsible for the management of such funds. The Company shall provide communications to Participants regarding the existence and availability of such funds.

      (b) In accordance with rules established by the Administrator and applied on a uniform and nondiscriminatory basis, each Participant and Former Participant who has not received a distribution of his Combined Account shall have the right to (1) direct the Administrator as to the investment fund or funds in which Elective, Matching and Rollover Contributions (and, within a reasonable time after April 1, 1995, Profit Sharing Contributions) made on his behalf will be invested, (2) change his or her investment election effective as of the first day of any calendar quarter or more frequently, if permitted on a uniform basis by the Plan Administrator, and (3) receive, upon request, a written confirmation of any such election. To the extent permitted by law, the Trustee, the Company, the Employees and the Plan Administrator shall not have any liabilities or obligations of any nature whatsoever with respect to the investment elections of Participants or Former Participants or transfers made pursuant to (c) below, including, but not limited to any liabilities or obligations relating to the prudence or diversification of such investments.

      (c) In accordance with rules established by the Administrator and applied on a uniform and nondiscriminatory basis, each Participant or Former Participant may elect to transfer all or any part of the value of his Elective Account, Rollover Account and/or Matching Account (and, within a reasonable time after April 1, 1995, his Profit Sharing Account) to and among the funds effective as of the first day of any calendar quarter or more frequently, if permitted on a uniform basis by the Plan Administrator, and, upon request, may receive a written confirmation of such election; provided, however, that any transfer to a Life Insurance Protection Fund established hereunder shall be subject to compliance with Section 7.2(c).

      (d) Subject to paragraph (e) below, prior to approximately April 1, 1995 (and continuing after April 1, 1995 with regard to Participants and Former Participants who fail to make proper elections under subparagraph (a)), the Trustee shall have the responsibility to invest, manage and control the assets of the Plan attributable to Profit Sharing Contributions made by the Employers; provided, however, that, prior to January 1, 1995, any Participant or Former Participant who has attained the age of 55 may elect, at the time or times designated by the Administrator, to transfer all or any portion of his or her Profit Sharing Account into a Guaranteed Investment Contract Fund established by the Trustee, and thereafter the Trustee shall not have any further responsibility with respect to the management of assets so transferred.

      (e) It is understood that during a transition period beginning approximately April 1, 1995 and ending approximately July 1, 1995, the Combined Accounts of Participants may be invested by the Trustee in money market instruments pending the establishment of new investment funds to be made available to Participants under the Plan.

      (f) If a Participant or Former Participant fails to make a proper election with regard to investment of his or her Account pursuant to (b) or (c) above, the Trustee (or other fiduciary named by the Company with responsibility for investments) shall direct the investment of such assets in one or more investment funds, Retirement Preservation Fund, or money market instruments, as such Trustee or investment fiduciary deems appropriate.

      (g) The Trustee may appoint one or more Investment Managers with respect to all or any portion of the asset of the Plan. Any such Investment Manager shall have all of the powers, duties and responsibilities of the

Trustee, including voting rights, with respect to assets for which it has been appointed Investment Manager and the Trustee shall not have any liability or responsibility of any nature whatsoever with respect thereto.

7.2 Investment Powers and Duties of the Trustee.

      (a) Subject to Section 7.1, the Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or ERISA so that at all times the Plan may qualify as a qualified profit sharing plan and trust.

      (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

      (c) Prior to March 1, 1995, at the election of each Participant, the Trustee, at the direction of the Administrator, shall apply for, own, and pay premiums on Contracts on the lives of the Participants. If a life insurance policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate of the contributions and Forfeitures to the credit of the Participant at any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than 25% of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half (1/2) of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate contributions and Forfeitures allocated to a Participant's Combined Account. The Trustee must convert the entire value of the life insurance Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement, or distribute the Contracts to the Participant. Such life insurance shall cease to be available under this Plan effective March 1, 1995.

7.3 Other Powers of the Trustee. Subject to Section 7.1, the Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

      (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

      (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

      (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

      (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

      (e) To the extent permitted under ERISA, to borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

      (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

      (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

      (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

      (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

      (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

      (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

      (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

      (m) To invest in Treasury Bills and other forms of United States government obligations;

      (n) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

      (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

      (p) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; or to invest collectively with the money and other assets of trusts created by others by causing such money and other assets to be invested as part of any common, collective or commingled trust fund which is qualified under the provisions of Section 401(a) and exempt under the provisions of Section 501(a) of the Code. The money and other assets of this Trust so added to any such common, collective or commingled trust fund shall be subject to all of the provisions of the Declaration of Trust under which such common, commingled or collective trust fund shall be maintained, which shall constitute a part of this instrument.

      (q) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

7.4 Loans to Participants.

      (a) The Trustee may, on or about the 15th day of each month, upon direction of the Administrator, make loans to Participants and Former Participants who are parties in interest, as defined in Section 3(14) of ERISA. Such loans shall: (1) be made available to all Participants and Former Participants who are parties in interest on a reasonably equivalent basis; (2) not be made available to highly compensated employees, officers, or shareholders in an amount greater than the amount made available to other Participants; (3) bear a reasonable rate of interest; (4) be adequately secured; and (5) provide for repayment over a reasonable period of time, all in accordance with Department of Labor Regulations Section 2550.408b-1, and in accordance with specific written guidelines set out by the Administrator which shall govern the terms and administration of loans, and which are incorporated herein by reference. Notwithstanding any other provision in this Section 7.4, a Participant with a loan outstanding may not obtain another loan until thirty
(30) or more days after repayment of the previous loan. Any application for a loan must be received by the Administrator no later than the last day of the month prior to the proposed loan date, or such other time as may reasonably be required by the Administrator.

      (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the individual) shall be limited to the lesser of:

            (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the individual during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from all plans of the Employer to the individual on the date which such loan was made, or

            (2) one-half (1/2) of the present value of the non-forfeitable Combined Account of the individual under the Plan.

      No loan shall be available in an amount less than $1,000.

      (c) The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the applicant, but in no event shall such period exceed five (5) years unless the loan is made in connection with the purchase, construction, or renovation of the principal residence of the applicant or a member of his family in which case the loan may be for such longer period as established by the Administrator. All loans shall require substantially level amortization with payments of principal and interest due not less frequently than quarterly.

      (d) Each loan shall be made against collateral being the assignment of an amount equal to fifty percent (50%) of the applicant's right, title and interest in his nonforfeitable Combined Account determined immediately after the loan is funded, supported by the applicant's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In no event, however, shall any loan in an amount of $3,500 or more be permitted unless the consent is first obtained from the spouse of the Participant in a manner consistent with
Section 6.5(a)(2). Such consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent must be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured.

      (e) Each loan shall bear interest at a reasonable rate to be fixed by the Administrator and, in determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by financial institutions on similar loans. In addition, each individual receiving a loan shall be charged a standard loan origination/processing fee which shall be determined from time to time by the Administrator based on its estimated costs incurred in completing a typical loan transaction. The Administrator shall not discriminate among applicants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Administrator, the difference in rates is justified by, for example, a change in general economic conditions, credit worthiness of the borrower or the security given for the loan.

      (f) No distribution from the Trust Fund other than a hardship distribution pursuant to Section 6.10 hereof shall be made to any Participant or Former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans from the Trust Fund to such Participant, including accrued interest thereon, have been discharged.

      (g) To the extent permitted by law, the outstanding balance of loans which are not paid when due may be deducted from any benefit which is or will be in pay status to which such Participant (or his Beneficiary) is entitled, upon the occurrence of any distribution event under the Plan.

      (h) The Administrator shall adopt in writing such other rules necessary for the administration of the foregoing provisions. The Administrator reserves the right to modify the terms of any loan that may be outstanding if necessary to prevent a violation of ERISA, the Code or other applicable laws.

7.5 Duties of the Trustee Regarding Payments. At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.6 Trustee's Compensation and Expenses and Taxes. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.7 Annual Report of the Trustee. Within sixty (60) days after the later of the Anniversary Date or receipt of the Employer's contribution for each Fiscal Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Fiscal Year for which such contribution was made setting forth:

      (a) the net income, or loss, of the Trust Fund;

      (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

      (c) the increase, or decrease, in the value of the Trust Fund;

      (d) all payments and distributions made from the Trust Fund; and

      (e) such further information as the Trustee and/or Administrator deems appropriate. The Company, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Company to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Company of any statement of account shall be binding as to all matters embraced therein as between the Company and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Company and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.8 Resignation, Removal and Succession of Trustee.

      (a) Any Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

      (b) The Company may remove any Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

      (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Company; and such successor, upon accepting such appointment in writing and delivering same to the Company, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

      (d) The Company may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Company and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

      (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Company and Administrator a written statement of account with respect to the portion of the Fiscal Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Fiscal Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Company no later than the due date of the annual statement of account for the Fiscal Year. The procedures set forth in Section 7.7 for the approval by the Company of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Company of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

7.9 Separate Trust Agreement. It is anticipated that approximately April 1, 1995 the Company shall replace the Trustee and shall enter into a new, separate trust agreement with a new Trustee that may supersede or replace certain terms of this Plan as they relate to the Trust Fund and the Trustee. To the extent that the terms of any such trust agreement are contrary to the terms of this plan document, the terms of such trust agreement shall control.

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION, AND MERGERS

8.1 Amendment. The Company shall have the right at any time, by action of its Board of Directors or such Board's delegate, to amend the Plan without the consent of any Participating Employer. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. Any such amendment shall become effective as provided therein upon its execution.

The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

      For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit, eliminating an optional form of benefit (as provided in Treasury regulations) or restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant.

8.2 Termination. The Company shall have the right at any time, by action of its Board of Directors or such Board's delegate, to terminate the Plan in whole or in part. Upon any termination (full or partial), all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

      (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of Section 6.5; or

      (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

8.3 Merger or Consolidation. This Plan and Trust may be merged or consolidated with, or all or part of its assets and/or liabilities may be transferred to any other Plan and Trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Participant's Rights. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.2 Alienation.

      (a) Subject to the exceptions provided in subsection (b) below and in
Section 9.3, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

      (b) Paragraph (a) hereof shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.10 and 2.11.

9.3 Qualified Domestic Relations Orders. Subsection (a) of Section 9.2 shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant or Former Participant pursuant to a domestic relations order, if the order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

      Upon receipt of a domestic relations order, the Administrator will notify the involved Participant or Former Participant and any alternate payee that the order has been received and will explain the Plan's procedures for determining whether the order is a qualified domestic relations order as defined in Code
Section 414(p) (a "QDRO"). After determining whether the order is a QDRO, the Administrator shall notify the involved Participant or Former Participant and the alternate payee of its determination. If the order is determined to be a QDRO; the Administrator shall then direct the Trustee to distribute or segregate the Participant's or Former Participant's Account as provided in the QDRO. Effective for domestic relations orders received on or after January 1, 1994, if required by the QDRO, the Trustee shall make distribution prior to the time that the Participant or Former Participant, whose account is subject to distribution could have received a distribution.

      Once a Participant or Former Participant or any affected alternate payee receives a notice that a domestic relations order has been received, or if any such party disagrees with a determination of the Administrator, the party shall be treated as a claimant and the claims procedure of the Plan shall be followed. However, such claim must be made by the disagreeing party prior to the date that a distribution from the Plan is made pursuant to or upon rejection of the domestic relations order. The Administrator may bring an interpleader action, an action for a declaratory judgment, or other appropriate action in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan.

      Within a reasonable time after receiving a domestic relations order and during any period in which the issue of whether the order is a QDRO is being determined (by the Administrator, by a court of competent jurisdiction, or otherwise), the Administrator shall separately account for the amounts that would have been payable to the alternate payee during such period if the order had been determined to be a QDRO. Such amount may continue to be held segregated for a reasonable time if the Administrator determines that a domestic relations order is not a QDRO, but is informed that a revised order will be provided by one or more of the parties. Similarly, the Administrator may, in its sole discretion, segregate and hold for a reasonable time amounts from a Participant's or Former Participant's Account where the Administrator has not received a domestic relations order, but has been notified that a QDRO is forthcoming. If deemed necessary or appropriate by the Administrator, the Administrator may submit segregated amounts to a court of competent jurisdiction until resolution of the matter.

      If, within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a QDRO, the Administrator shall pay the segregated amounts, including any earnings thereon, to the person or persons entitled thereto. If within such eighteen (18) month period it is determined that the order is not a QDRO or such issue is not resolved, then the Administrator shall, as appropriate, restore the segregated amounts, including any earnings thereon, to the Participant's or Former Participant's appropriate account in the Plan or pay the segregated amounts, including any earnings thereon, to the person or persons, if any, who would have been entitled to such amounts if there had been no order. Any determination that an order is a QDRO that is made after the close of the eighteen (18) month period shall be applied prospectively only. If a QDRO requires a payment to be made from the Plan that exceeds the Participant's Combined Account that is unencumbered by a loan described in Section 7.4, to the extent permissible under the loan note the Administrator may, in its sole discretion, deem such loan to be in default and accelerate payments thereunder in order to distribute amounts required under the QDRO.

9.4 Construction of Plan. This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Michigan, other than its laws respecting choice of law, to the extent not preempted by ERISA.

9.5 Gender and Number. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.6 Legal Action. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.7 Prohibition Against Diversion of Funds.

      (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries, or the payment of taxes or reasonable expenses of administration.

      (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at anytime within one (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.8 Bonding. Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in ERISA Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of the Employer.

9.9 Employer's and Trustee's Protective Clause. Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or part.

9.10 Insurer's Protective Clause. Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.11 Receipt and Release for Payments. Any payment to any Participant or Former Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, Former Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.12 Action by the Employer. Whenever the Employer or the Company under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally contributed authority.

9.13 Named Fiduciaries, and Allocation of Responsibility. The "named Fiduciaries" of this Plan are (1) the Company, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1. The Company shall have the sole authority (i) to appoint and remove the Trustee and the Administrator, (ii) to formulate the Plan's "funding policy and method", and (iii) to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.14 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.15 Approval by Internal Revenue Service.

      (a) The plan is intended to qualify as a profit-sharing plan under Section 401(a) and related provisions of the Code. Notwithstanding anything herein to the contrary, if, pursuant to an application filed by or in behalf of the Plan, the Commissioner of Internal Revenue Service or his delegate should determine that the Plan as amended and restated does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Company may elect that Plan shall operate as if it had not been amended and restated.

      (b) Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.16 Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

10.1 Adoption by Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Company, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2 Requirements of Participating Employers.

      (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

      (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

      (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

      (d) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3 Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4 Employee Transfers. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred. In the event that an Employee of a Participating Employer is transferred to a non-participating Affiliated Employer, the Employee shall be treated in the manner set forth in Section 3.5.

10.5 Participating Employers Contribution. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Subject to Section 4.6, any Forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, except as otherwise provided herein, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof.

10.7 Administrator's Authority. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                   ARTICLE XI
         SPECIAL PROVISIONS RELATING TO THE MERGER OF THE GRISWOLD PLAN

      Effective as of January 1, 1990, the Griswold, Inc. Profit Sharing Trust (the "Griswold Plan") was merged with and into this Plan.

      The amounts allocated to each participant in the Griswold Plan as of December 31, 1989 became credited as of January 1, 1990 to his accounts in this Plan as follows: (i) Any amounts attributable to elective deferrals of such participant under the Griswold Plan were allocated to his Elective Account and shall at all times be fully vested and nonforfeitable, (ii) any amounts attributable to voluntary contributions of such Participant under the Griswold Plan were allocated to a Voluntary Contributions Account established in his name and shall at all times be fully vested and nonforfeitable, and (iii) any amount attributable to discretionary contributions by Griswold, Inc. under the Griswold Plan were allocated to his Profit Sharing Account. The vesting of amounts described in (iii) shall be determined, at the election of the Participant (which election may be made at any time prior to the distribution of his Profit Sharing Account) under either the vesting schedule set forth in Section 6.4(a) hereof or the vesting provisions of the Griswold Plan as in effect immediately prior to the merger. Amounts transferred from the Griswold Plan shall be subject to the terms and provisions of this Plan and shall be invested in accordance with Section 7.1 in the same manner as other amounts credited to the Participant's Elective Account, Rollover Account and the Profit Sharing Account, as the case may be. The provisions of Section 7.1 relating to the investment of such Accounts also shall be applicable to amounts credited to a Participant's Voluntary Contribution Account. However, notwithstanding any terms of this Plan to the contrary, a Participant may withdraw in cash from his or her Voluntary Contribution Account, all or any portion of the lesser of (a) the amount of voluntary contributions that such Participant made to the Griswold Plan or (b) the value of such Participant's Voluntary Contribution Account as of the most recent Valuation Date. In the event a conflict between any other provisions of this Plan and this Article XI, this Article XI shall prevail.

                                   ARTICLE XII
                              TOP-HEAVY PLAN RULES

12.1 Application of Top-Heavy Plan Rules. If, for any Plan Year, the Plan is "Top-Heavy" as determined under Section 12.3, then the requirements in Section
12.4 shall apply to the Plan to the extent indicated by that Section.

12.2 Special Definitions. For purposes of this Article Twelve, the following terms shall have the meanings indicated:

      (a) Determination Date - With respect to any Plan Year, the last day of the preceding Plan Year. Where one or more other plans are required or permitted to be aggregated with this Plan under Section 12.3 and where all plan years of all such plans do not coincide, the Key Employee Sum and the All Employee Sum in
Section 12.3
each shall be determined separately for each plan as of its appropriate Determination Date, and the results shall then be combined for the Determination Dates falling within the same calendar year.

      (b) Employee - A Common-Law Employee of an Employer who is or once was a Participant, including his Beneficiary, but excluding any Employee who is a member of a unit of Employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer unless a member of such unit is a Key Employee, and excluding any Employee who has not performed any service for the Employer within the five-year period ending on the determination date.

      (c) Key Employee - Each Employee or former Employee (including the beneficiary of either) who, at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years received Compensation from the Employer and who:

            (1) is one of the fifty (or if fewer, the greater of 3 or 10% of all Employees) officers of the Employer who had the largest Compensation in the five-year period ending on the last day of the current Plan Year but only if such officer's Compensation exceeds fifty (50) percent of the dollar limitation of Code Section 415(b)(1)(A) in effect for the calendar year in which the Determination Date falls;

            (2) is one of the ten (10) Employees owning the largest interest in the Employer and who has Compensation from the Employer in an amount greater than the dollar limitation of Code Section 415(c)(1)(A) in effect for the calendar year in which the Determination Date falls;

            (3) owns five percent (5%) or more of the outstanding stock or voting power of all stock of the Employer; or

            (4) owns more than one percent (1%) of the outstanding stock or voting power of all stock of the Employer and has annual compensation from the Employer of more than $150,000. Annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b).

            The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder. For purpose of this determination, Compensation shall mean "compensation" as defined in Code Section 415(c)(3), but including Employer contributions made pursuant to a salary reduction agreement.

            For purposes of (2), (3) and (4), the constructive ownership rules of Code Section 318 shall apply with the modification that 5% shall be substituted for 50% appearing in Code Section 318(a)(2). For purposes of (2), an Employee shall be considered a Key Employee even if he is not among the ten largest owners if his ownership interest in the Employer is not less than at least one of the top ten (10) owners and provided he has the requisite level of Compensation described in (2); and in the event two (2) Employees have the same ownership interest in the Employer, the Employee with the greater Compensation shall be regarded as having the larger ownership interest. For purposes of (2),
(3) and (4), each Employer that otherwise would be aggregated under this Article's definition of Employer shall be treated as a separate Employer to determine ownership percentages.

      (d) Valuation Date - The date used for computing plan costs for minimum funding in the case of any defined benefit plan and the last day of the Plan Year in the case of any defined contribution plan, including this Plan.

      (e) Years of Service - An Employee's Years of Service for vesting purposes as determined under Article I.

      (f) Employer - The Employer sponsoring this Plan and any other company which would be included in the same "controlled group" as the Employer as defined in Code Section 414(b), or which is under "common control" with the Employer as defined in Code Section 414(c), or which is included in the same "affiliated service group" as defined in Code Section 414(m), or any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

      (g) Any reference herein to a "plan" means a stock bonus, pension or profit-sharing plan of the Employer for the exclusive benefit of its employees or their beneficiaries, including this Plan.

      (h) Non-Key Employee - Any Employee or former Employee (including the beneficiary of either) who is not a Key Employee.

12.3 Determination of Top-Heavy Status. Determination of whether the Plan is Top-Heavy for any Plan Year shall be made as follows:

      (a) Required Plan Aggregation - First, there shall be aggregated with the
Plan: (1) each plan of the Employer in which a Key Employee is a Participant or participated at any time during the Plan Year which contains the Determination Date, regardless of whether the Plan has been terminated, and (ii) each other plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410. The required aggregation group shall include any terminated plan of the Employer if it was maintained within the last five years ending on the Determination Date.

      (b) Key Employee Sum - Second, there shall be computed, as of the Determination Date, the account balances of all Key Employees under all defined contribution plans including this Plan required to be aggregated under (a) and the present value of accrued benefits of all Key Employees under all defined benefit plans required to be aggregated under (a).

            For purposes of this computation, "account balance" means the account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date, plus an adjustment for contributions due as of the Determination Date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the Valuation Date but on or before the Determination Date, except that in the first Plan Year after a Plan is adopted, the adjustment shall include any contributions made after the Determination Date that are allocated as of a date within the first Plan Year. In the case of a money purchase pension plan or defined benefit plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the Determination Date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) on or before the Valuation Date but prior to the expiration of the extended payment period under Code Section 412(c)(10).

            For purposes of this computation: (i) there shall be included in the Key Employee Sum any distribution (other than rollover amounts or plan-to-plan transfers not initiated by the Employee or made to another plan maintained by the Employer) made to an Employee from the Plan, or from another plan required to be aggregated under (a), within the five-year period ending on the Determination Date; (ii) there shall be excluded from the Key Employee Sum any rollover contribution and any plan-to-plan transfer initiated by the Employee and accepted after December 31, 1983, by any plan required to be aggregated under (a) from a plan other than one maintained by the Employer; (iii) there shall be excluded from the Key Employee Sum the account balance and present value of the accrued benefit of any Employee who formerly was a Key Employee but who is a Non-Key Employee for the year ending on the Determination Date; and
(iv) there shall be excluded from the Key Employee Sum any amounts attributable to tax deductible employee contributions.

      (c) All Employee Sum - Third, under the same procedures as set forth in
(b) above, including the special rules in (i), (ii), and (iii), there shall be computed the sum of present values of accrued benefits and account balances for all Employees of the Employer. The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

      (d) Top-Heavy Test Fraction - Fourth, the Key Employee Sum computed in (b) shall be divided by the All Employee Sum computed in (c), and if the resulting fraction is 0.60 or less, neither this Plan nor any plan required to be aggregated under (a) is Top-Heavy for the Fiscal Year. If the fraction is greater than 0.60, both this Plan and any plan required to be aggregated under
(a) are Top-Heavy for the Fiscal Year unless, after the permissive plan aggregation described in (e) below, the recomputed fraction is 0.60 or less.

      (e) Permissive Plan Aggregation - Fifth, at the election of the Employer, plans of the Employer, other than those required to be aggregated under (a) but which provide benefits or contributions comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (a), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. The computations under subsections (b) through (d) above may then be repeated, based on this permissively aggregated group, and if the fraction computed in subsection (d) is 0.60 or less for this group, then neither this Plan nor any plan required to be aggregated under (a) is Top-Heavy for the Fiscal Year. If the fraction computed in subsection (d) is still greater than 0.60, both this Plan and any plan required to be aggregated under (a) are Top-Heavy for the Plan Year, but no plan which is permissively aggregated under this subparagraph (e) will be deemed to be Top-Heavy for such reason.

12.4 Superseding Rules.

      (a) For each Plan Year that the Plan is Top-Heavy, the provisions of subsections (b), (c), (d), (e) and (f) of this Section 12.4 are mandatory and shall apply to the Plan for that Plan Year, notwithstanding any other provision or provisions of the Plan that may conflict with or vary from said mandatory provisions.

      (b) Compensation Limit - Compensation of any Employee from the Employer shall be disregarded for all purposes under the Plan to the extent such Compensation exceeds $150,000 (or such higher cost-of-living adjusted amount as determined from time to time by the Secretary of the Treasury).

      (c) Minimum Contributions for Non-Key Employee Participants - Contributions by the Employer for each Participant who is a Non-Key Employee who is employed by the Employer on the last day of the Plan Year regardless of the Hours of Service credited to the Participant during that Plan Year shall be equal to the lesser of: (i) 3% of the Participant's Compensation for that Plan Year; or (ii) the maximum percentage of the Employer's contributions (as a percentage of Compensation not in excess of $150,000) allocated to the account of any Participant who is a Key Employee for the Plan Year multiplied by the Non-Key Employee's Compensation for that Plan Year. For purposes of this subsection (c), Employer contributions made under any other defined contribution plan of the Employer in which any Key Employee participates or which enables another defined contribution plan of the Employer to meet the requirements of either Section 401(a)(4) or 410 of the Code shall be considered contributions made under this Plan. Notwithstanding the foregoing, in the event that the contribution to be allocated to the account of the Non-Key Employee under the provisions of the Section 5.3 is greater than the contribution which would be made under this subsection (c), the provisions of Section 5.3 shall prevail. For purposes of this Section 12.4, an Employee's Compensation shall mean compensation as described in regulation section 1.415-2(d).

      (d) Accelerated Vesting - A Participant's vested percentage in the portion of his account balance derived from Employer contributions shall be determined in accordance with the following schedule, but only to the extent it provides a greater vested percentage for such Participant's Years of Service than the vesting schedule in Section 6.5, and only with respect to those who are Participants during part or all of the Plan Year after the Plan becomes Top-Heavy:

                        Years of Service  Vested Percentage
                        ----------------  -----------------

                             0-1                    0%
                              2                    20%
                              3                    40%
                              4                    60%
                              5                    80%
                              6                   100%

      This minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Participant contributions, including benefits accrued before the effective date of Code
Section 416 and benefits accrued before the Plan became top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Participant who does not have an Hour of Service after the Plan has initially become top-heavy and such Participant's Profit Sharing Contribution Account and Matching Contribution Account will be determined without regard to this Section.

      (e) Latest Distribution Date for Key Employees-Distribution of each Key Employee Participant's account balance shall commence on or be made no later than the taxable year (of the Participant) in which he attains age 70-1/2 without regard to whether the Participant has retired at such time.

12.5 Participation in More Than One Top-Heavy Plan. For each Plan Year that the Plan is Top-Heavy and subject to the provisions of Section 12.4(c), in the event that a Non-Key Employee is a Participant in both this Plan and a defined benefit plan of the Employer in the same Plan Year, such Non-Key Employee shall not be entitled to a minimum allocation under this Plan as specified in Section 12.4(c) but instead shall receive the required Top-Heavy minimum benefit under the defined benefit plan.

                                  ARTICLE XIII
                    SPECIAL PROVISIONS RELATED TO SPINOFF OF
                            ANTHONY M. FRANCO, INC.

      In connection with the sale by Ross Roy Group of its interest in Anthony
M. Franco Incorporated ("Franco"), on or within a reasonable period after May 15, 1994 (the "Spinoff Date"), the following assets of the Plan will be transferred to the Anthony M. Franco Incorporated Employee Savings and Investment Plan and Trust (the "Franco Plan"):

      (a) The Combined Accounts of all Participants who are employed by Franco on the Spinoff Date and who are not employed (or co-employed) by the Company or another Participating Employer as of the Spinoff Date;

      (b) The Combined Accounts of Former Participants who are not employed by a Participating Employer on the Spinoff Date, but who were last Participants while employed by Franco; and

      (c) The Suspense Accounts as of the Transaction Date attributable to previous Profit Sharing Contributions made by Franco.

      The sum of the account balances for each of the participants in the Plan and the Franco Plan (taken together) immediately after the spinoff shall equal the account balances of such participant in the Plan and the Franco Plan (taken together) immediately prior to the spinoff.

      As a result of the spinoff described in this ARTICLE XIII, the Franco Plan shall succeed and replace this Plan with regard to all obligations of this Plan relating to the assets transferred to the Franco Plan and all Participants and Former Participants described in (a) and (b) above or on whose account amounts described in (c) were held, and shall reimburse the Plan for any restoration of amounts from Suspense Accounts required under the Plan with regard to individuals described in (a) or (b) above who again become active Participants under this Plan after the Transaction Date.

      In the event of a conflict between the provisions of this ARTICLE XIII and other provisions of this Plan, this ARTICLE XIII will control.

                                  ARTICLE XIV
                   TRANSFER FROM ROSS ROY, INC. PENSION PLAN

      In the event of a transfer of assets to this Plan from the Ross Roy, Inc. Pension Plan (the "Pension Plan") pursuant to Code Section 4980(d) in connection with the termination of the Pension Plan, such amounts transferred (the "Transferred Amounts") shall, as of the date of such transfer (the "Transfer Date"), be credited to a suspense account in this Plan and shall be allocated to Participant accounts, as described below, no less rapidly than ratably over the 7-Plan Year period beginning with the year of the transfer.

      Transferred Amounts shall be allocated to Participant Matching Accounts as Matching Contributions declared by the Company pursuant to Section 4.3 and to Participant Profit Sharing Accounts as Profit Sharing Contributions declared by the Company pursuant to Section 4.4, until such time as all assets have been transferred out of such suspense account. All Matching Contributions and Profit Sharing Contributions of the Company to be allocated to Participant Matching and Profit Sharing Accounts shall be made from such suspense account until all assets have been transferred out of such suspense account.

      IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                        ROSS ROY COMMUNICATIONS, INC.

                                        By /s/ Kimberly Wright
                                           --------------------------
                                        Its: Benefits Manager
                                             ------------------------

                                        /s/ Chris A. Lawson
                                        -----------------------------
                                        CHRIS A. LAWSON, TRUSTEE

                                        /s/ Rita Lindholm
                                        -----------------------------
                                        RITA LINDHOLM, TRUSTEE

                                        /s/ Tim Copacia
                                        -----------------------------
                                        TIM COPACIA, TRUSTEE

                SECOND AMENDMENT TO THE 1994 RESTATEMENT OF THE
                         ROSS ROY COMMUNICATIONS, INC.
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST

      THIS SECOND AMENDMENT, adopted by Ross Roy Communications, Inc. (hereinafter referred to as the "Company") as of the date set forth at the bottom hereof.

      WHEREAS, the Company sponsors the Ross Roy Communications, Inc. Employee Savings Plan and Trust (the "Plan"), which was most recently amended and restated effective January 1, 1994;

      WHEREAS FURTHER, pursuant to Section 8.1 of the Plan, the Company has the power to amend the Plan.

      NOW, THEREFORE, the Company hereby amends the Plan to provide as follows, such amendment to be effective as of January 1, 1995 except as otherwise provided herein.

      1. The last paragraph of Section 1.25 of the Plan is hereby amended in its entirety to read as follows:

            Notwithstanding the foregoing, any individual employed by an Employer or an Affiliated Employer whose compensation is not computed on the basis of hours worked (such as a salaried employee) shall be credited with ninety-five (95) Hours of Service for each semi-monthly pay period during which he is entitled to receive compensation from the Employer or Affiliated Employer for the performance of services described in subsection (1) above or during which such individual performs no duties but is entitled to Hours of Service under subsections (2) or (3) above.

      2. Section 4.7 of the Plan is hereby amended in its entirety to read as follows:

            4.7 Allocation of Forfeitures. As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4. Forfeitures will next be used to pay reasonable expenses of administering the Plan. The remaining Forfeitures, if any, shall be used to reduce the Employer's Matching Contribution and, if any still remain, the Employer's Profit Sharing Contribution; provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.11) to any Participant to exceed the amount allowable by the Code, the excess shill be reallocated in accordance with Section 4.12. During an Employer's existence, the Forfeitures attributable to Participants of such Employer shall be allocated separately so that only Participants employed by such Employer shall share therein. If an Employer is dissolved, sold, or otherwise ceases to have Employees, Forfeitures attributable to Participants of such Employer shall be treated as if they were forfeitures attributable to Employees of the Company. In the event that forfeitures remain after a full offset of the Matching Contribution and no Profit Sharing Contribution is made in a given year, Forfeitures which would otherwise be used to offset Profit Sharing Contributions for such year shall be allocated among the Participants' Accounts in the same manner as a Profit Sharing Contribution of such amount would have been allocated for such year.

      3. Section 7.4(a) of the Plan is hereby amended in its entirety to read as follows:

            (a) The Trustee may, on or about the 15th day of each month, upon direction of the Administrator, make loans to Participants and Former Participants who are parties in interest, as defined in Section 3(14) of ERISA. Such loans shall: (1) be made available to all Participants and Former Participants who are parties in interest on a reasonably equivalent basis; (2) not be made available to highly compensated employees, officers, or shareholders in an amount greater than the amount made available to other Participants; (3) bear a reasonable rate of interest;
      (4) be adequately secured; and (5) provide for repayment over a reasonable period of time, all in accordance with Department of Labor Regulations
      Section 2550.408b-1, and in accordance with specific written guidelines set out by the Administrator which shall govern the terms and administration of loans, and which are incorporated herein by reference. A Participant may have up to two loans outstanding at any time. Notwithstanding any other provision in this Section 7.4, a Participant with two loans outstanding may not obtain another loan until thirty (30) or more days after repayment of one of the previous loans. Any application for a loan must be received by the Administrator no later than the last day of the month prior to the proposed loan date, or such other time as may reasonably be required by the Administrator.

      4. Section 7.4(c) shall be amended by adding the following at the end thereof, effective January 1, 1996:

            All outstanding loans made on or after January 1, 1996 shall become due and payable upon demand by the Administrator if the Participant's employment with the Employer terminates.

      IN WITNESS WHEREOF, this Amendment has been executed this 22 day of December, 1995.

                                        ROSS ROY COMMUNICATIONS, INC.

                                        By /s/ David Jansen
                                           -------------------------------------
                                        Its: Sr. V.P., Director, Human Resources
                                             -----------------------------------

                 THIRD AMENDMENT TO THE 1994 RESTATEMENT OF THE
                         ROSS ROY COMMUNICATIONS, INC.
                 EMPLOYEE SAVINGS AND INVESTMENT PLAN AND TRUST

      THIS THIRD AMENDMENT, adopted by Ross Roy Communications, Inc. (hereinafter referred to as the "Company") as of the date set forth at the bottom hereof.

      WHEREAS, the Company sponsors the Ross Roy Communications, Inc. Employee Savings Plan and Trust (the "Plan"), which was most recently amended effective January 1, 1995;

      WHEREAS FURTHER, pursuant to Section 8.1 of the Plan, the Company has the power to amend the Plan.

      NOW, THEREFORE, the Company hereby amends the Plan to provide as follows, such amendment to be effective as of January 1, 1997 except as otherwise provided herein.

1.    Section 1.8 of the Plan is hereby amended in its entirety as follows:

      1.8 "Compensation" with respect to any Participant means such Participant's regular salary, wages and lump sum merit pay paid by the Employer for a Calendar Year, but excluding overtime, commissions, bonuses, and any credits to a flexible benefit plan. Employee Compensation that is deferred pursuant to Section 4.2 shall be included as Compensation, but other amounts contributed by the Employer under the Plan and any non-taxable fringe benefits shall not be considered as Compensation.

      For purposes of Section 4.9 and Section 4.10, "Compensation" with respect to any Participant means his Deferred Compensation plus compensation which is currently includable in gross income as provided for under Code Section 414(s); provided, however, that, for such purposes, the Administrator may elect to use any other definition of Compensation permitted by Sections 401(k) and (m) of the Code and the regulations thereunder.

      For a Participant's initial year of participation in either the 401(k) Portion or Profit Sharing Portion of the Plan, Compensation shall be recognized only for the part of the year in which the Participant is eligible to participate in that portion of the Plan to which such Compensation relates (i.e., for purposes of the 401(k) Portion of the Plan, only Compensation during the part of the year during which the Participant was eligible to participate in the 401(k) Portion shall be recognized; for purposes of the Profit Sharing Portion of the Plan, only Compensation during the part of the year in which the

      Participant participated in the Profit Sharing Portion of the Plan shall be recognized). Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 401(a)(17)(B). In determining the compensation of a Participant for purposes of this limitation, the rules defining Highly Compensated Employee found in Code Section 414(q)(6) shall apply.

2.    Section 1.23 is hereby amended in its entirety as follows:

      1.23 "Highly Compensated Employee" shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any Employee who performs service for the Association during the determination year and who, during the look-back year received Compensation from the Association in excess of $80,000 (as adjusted pursuant to Code Section 415(d)), or who was a 5-percent owner at any time during the determination year or the look-back year. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

      A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the Association during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday..

      The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

3. New Sections 1.54 and 1.55 are hereby added to the Plan, which shall read as follows:

      1.54 "Company Stock" means the common stock of Omnicom Group Inc., which is traded on the New York Stock Exchange.

      1.55 "Company Stock Fund" means the investment fund available under the Plan which invests and reinvests in Company Stock (or in highly liquid short term investments or cash pending investment in Stock or pending distribution). No Company Stock to be purchased by the Trustee for inclusion in the Company Stock Fund shall be purchased by the Trustee directly from the Company or any Affiliated Employer.

4.    Section 3.1 shall be clarified to read as follows:

      3.1   Conditions of Eligibility.

            (a) Any Eligible Employee most recently hired before March 1, 1993 (or originally hired before March 1, 1993 and rehired pursuant to
                  Section 3.3(b)(3)) who has reached his 21st birthday and who either (i) has completed three (3) months of continuous employment and is expected to complete 1,000 Hours of Service within twelve months after his employment commencement date or
                  (ii) has completed a Year of Service, shall be eligible to participate hereunder as of the effective date of participation (as described in Section 3.3) coinciding with or next following the date he has satisfied such requirements.

            (b) Subject to subsection (c) below, any Eligible Employee who is hired or rehired on or after March 1, 1993 (unless rehired as described in subsection (a)) shall be eligible to participate hereunder on the effective date of participation (as described in Section 3.3) coinciding with or next following the date he or she has completed a Year of Service and attained age 21.

            (c) Notwithstanding subsection (b) above, as of April 1, 1995, any Eligible Employee not already participating in the 401(k) Portion of this Plan and any newly hired or rehired Eligible Employee shall be eligible to participate in the 401(k) Portion (but not the Profit Sharing Portion) of this Plan on April 1, 1995, if such Eligible Employee has completed three months of service with the Employer and attained age 21. Thereafter, any Eligible Employee not already participating in the 401(k) Portion of this Plan and any newly hired or rehired Eligible Employee shall be eligible to participate in the 401(k) Portion (but not the Profit Sharing Portion) of this Plan on the effective date of participation (as described in Section 3.3) coinciding with or next following the date such Eligible Employee has completed three months of service with the Employer and attained age 21. For purposes of this section, an Eligible Employee will be deemed to have completed three months of service if he is in the continuous employ of the Employer for three months after his or her date of hire. For purposes of this section, an Employee's date of hire is the date the Employee commences employment with the Employer.

5.    Section 4.9 is hereby amended in its entirety as follows:

      4.9 Actual Deferral Percentage Testing. Notwithstanding the terms of
      Section 4.1, the Average Deferral Percentage ("ADP") for Highly Compensated Participants shall not exceed the greater of: (i) one hundred twenty-five percent (125%) of the ADP of Non-Highly Compensated Participants for the previous Plan Year; or (ii) the lesser of two hundred percent (200%) of the ADP of Non-Highly Compensated Participants for the previous Plan Year, or such percentage for the Non-Highly Compensated Participants plus two (2) percentage points.

            A Participant's deferral percentage is the ratio of (i) the sum, for the Plan Year, of the Participant's Deferred Compensation plus any Employer contributions which are Qualified Matching Contributions (as that term is defined under the Code) and which are elected by the Employer to be used in ADP testing divided by (ii) the Participant's

      Compensation for the Plan Year.

            If the ADP of the Highly Compensated Participants would exceed the above stated limits, the Plan Administrator shall take such action or actions as are permitted under applicable regulations, which may include reducing the Elective Contributions for the Highly Compensated Participants to come within the limits as follows:

            (i) The Plan Administrator shall return to that Highly Compensated Participant who has the highest dollar amount of deferrals the portion of his Deferred Compensation (and income allocable thereto) which will either enable the Plan to satisfy the ADP limit stated above or cause such Highly Compensated Participant's deferrals to equal the deferrals of the Highly Compensated Participant with the next highest amount of deferrals.

            (ii) The prior process must be repeated until the plan satisfies the above stated ADP limits.

            The amount to be returned to a Highly Compensated Participant should be returned on or before the 15th day of the third month following the end of the Plan Year in which the deferral percentage limits were violated (but in all cases by the end of the Plan Year following the year in which such limits were violated) and shall include the excess amounts plus the income allocable to such amounts (through the end of the Plan Year in which the applicable Elective Contribution was made) as determined by the Plan Administrator in a manner consistent with regulations promulgated under Code Section 401(k), which are hereby incorporated by reference. The amount of excess Deferred Compensation to be distributed hereunder shall be reduced by any Excess Deferrals previously distributed to the Participant for the Participant's taxable year ending with or within the Plan Year in accordance with Section 4.8.

            In the event that this Plan satisfies the requirements of Code
      Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this
      Section 4.9 shall be applied by determining the ADP of employees as if all such plans were a single plan.

            The ADP for any Highly Compensated Participant for the Plan Year and who is eligible to have ADP Contributions allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such elective deferrals were made under a single arrangement. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            For purposes of meeting the ADP tests, the Company or the Administrator may direct that Elective Contributions made on behalf of any Highly Compensated Employee(s) be ceased or the rate of such contributions reduced at any time during a Plan Year.

6.    Section 4.10 is hereby amended in its entirety as follows:

      4.10 Actual Contribution Percentage Test. Notwithstanding the above, the average contribution percentage of the Highly Compensated Participants shall not exceed the greater of:

            (ii) 125 percent of the average contribution percentage of the Non-Highly Compensated Participants for the previous Plan Year; or

            (iii) the lesser of 200 percent of the average contribution percentage of the Non-Highly Compensated Participants for the previous Plan Year or such percentage for the Non-Highly Compensated Participants plus 2 percentage points, or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant, as described in Regulation Section 1.401(m)-2(b), which is incorporated herein by reference.

            A Participant's contribution percentage is the ratio of the sum of the Matching Contributions not used in ADP calculations pursuant to
      Section 4.9 above for the Plan Year ("ACP Contributions") divided by the Participant's Compensation for the Plan Year.

            If the Plan would otherwise exceed the multiple use alternative limitation, as described above, then the contribution percentage of Highly Compensated Employees will be reduced (beginning with the Highly Compensated Employee whose ACP Contribution is the highest), so that the limit will not be exceeded. The amount of this reduction shall be treated as an excess ACP Contribution.

            If the average contribution percentage of the Highly Compensated Participants would exceed the above stated limits, the Plan Administrator shall take such action or actions as are permitted under applicable regulations, which may include reducing the Matching Contributions for the Highly Compensated Participants to come within the limits as follows:

            (i) The Plan Administrator shall reduce the Matching Contribution allocated to the Account of that Highly Compensated Participant who has the highest ACP Contribution (and income allocable thereto) which will either enable the Plan to satisfy the ACP limit stated above or cause such Highly Compensated Participant's ACP Contribution to equal the ACP Contribution of the Highly Compensated Participant with the next highest ACP Contribution.

            (ii) The prior process must be repeated until the plan satisfies the above stated ACP limits.

            The amount of Matching Contributions to be forfeited with regard to a Highly Compensated Participant should be forfeited on or before the 15th day of the third month following the end of the Plan Year in which the contribution percentage limits were violated (but in all cases by the end of the Plan Year following the year in which such limits were violated) and shall include the excess amounts plus the income allocable to such amounts (through the end of the Plan Year in which the applicable Matching Contribution was made) as determined by the Plan Administrator in a manner consistent with regulations promulgated under Code Section 401(m), which are hereby incorporated by reference.

            In the event that this Plan satisfies the requirements of Code
      Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this
      Section 4.10 shall be applied by determining the contribution percentage of employees as if all such plans were a single plan.

            The contribution percentage for any Highly Compensated Participant and who is eligible to have ACP Contributions allocated to his or her accounts under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such ACP Contributions were made under a single arrangement. If a Highly Compensated Participant participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

            For purposes of meeting the ACP tests, the Company or the Administrator may direct that Matching Contributions for any Highly Compensated Participant be ceased or the rate of such contributions reduced at any time during a Plan Year.

            Forfeitures of excess ACP Contributions shall be applied in the same manner as Forfeitures under Section 4.6.

7.    Section 5.3 is hereby amended by adding the following new subsection (c):


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

            (c) Any dividends or other distributions on the Company Stock allocated to a Participant's Account through the Participant's investment in the Company Stock Fund shall be reinvested in such fund and shall be credited to the Participant's Account.

8.    Section 6.5(b)(i) is hereby amended in its entirety as follows:

            (i)   One lump sum payment in cash;

9.    Section 6.5(f) is hereby amended in its entirety as follows:

            (f) Notwithstanding any provision in the Plan to the contrary, all distributions from the Plan shall be determined and made in accordance with Code Section 401(a)(9) and the Regulations thereunder, including the minimum distribution incidental benefit requirements.

10.   Section 7.1 is hereby amended in its entirety as follows:

      7.1   General Investment Provisions.

            (b) The Trustee shall, from time to time, establish funds (which may include a Company Stock Fund) designated by the Company for the collective investment and reinvestment of Elective, Matching, Profit Sharing and Rollover contributions made on behalf of Participants and shall be responsible for the management of such funds. The Company shall provide communications to Participants regarding the existence and availability of such funds.

            (c) In accordance with rules established by the Administrator and applied on a uniform and nondiscriminatory basis, each Participant and Former Participant who has not received a distribution of his Combined Account shall have the right to (1) direct the Administrator as to the investment fund or funds in which Elective, Matching, Profit Sharing and Rollover Contributions made on his behalf will be invested, (2) change his or her investment election effective as of the first day of any calendar quarter or more frequently, if permitted on a uniform basis by the Plan Administrator, and (3) receive, upon request, a written confirmation of any such election. To the extent permitted by law, the Trustee, the Company, the Employees and the Plan Administrator shall not have any liabilities or obligations of any nature whatsoever with respect to the investment elections of Participants or Former Participants or transfers made pursuant to (c) below, including, but not limited to any liabilities or obligations relating to the prudence or diversification of such investments.

            (d) In accordance with rules established by the Administrator and applied on a uniform and nondiscriminatory basis, each Participant or Former Participant may elect to transfer all or any part of the value of his Elective Account, Profit Sharing Account, Rollover Account and/or Matching Account to and among the funds effective as of the first day of any calendar quarter or more frequently, if permitted on a uniform basis by the Plan Administrator, and, upon request, may receive a written confirmation of such election.

            (e) If a Participant or Former Participant fails to make a proper election with regard to investment of his or her Account pursuant to (b) or (c) above, the Trustee (or other fiduciary named by the Company with responsibility for investments) shall direct the investment of such assets in one or more investment funds, Retirement Preservation Fund, or money market instruments, as such Trustee or investment fiduciary deems appropriate.

            (f) The Trustee may appoint one or more Investment Managers with respect to all or any portion of the asset of the Plan. Any such Investment Manager shall have all of the powers, duties and responsibilities of the Trustee, including voting rights, with respect to assets, for which it has been appointed Investment Manager and the Trustee shall not have any liability or responsibility of any nature whatsoever with respect thereto.

11.   Section 7.3(c) is hereby amended in its entirety as follows:

      (c) Subject to Section 7.4, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

12. A new Section 7.4 is hereby added to the Plan, which shall read as follows:

      7.4 Voting of Company Stock Fund. A Participant may, in accordance with procedures adopted by the Administrator, instruct the Trustee as to the voting of the shares of Company Stock credited to his account in the Company Stock Fund as of the record date for any shareholders' meeting. Full shares of Company Stock shall be voted by the Trustee in accordance with such instructions. Fractional shares shall be combined and voted by the Trustee to the extent possible to reflect the instructions of Participants credited with such shares. If a Participant does not provide the Trustee with timely voting instructions, such Participant's shares will be voted by the Trustee in accordance with the terms of the Trust Agreement, or, if such agreement is silent, then shall be voted by the Trustee in its discretion solely in the interests of the Participants and their beneficiaries. Before each meeting of the holders of Company Stock or other occasion permitting the exercise of voting rights with respect to Company Stock, the Administrator shall cause the proxy materials which are sent to shareholders of record to be sent to each Participant who has shares of Company Stock credited to his Account on or before the record date for the exercise of such rights.

13.   A new Section 9.17 shall be added, which shall read as follows:

      9.17 USERRA Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
      Section 414(u), to the extent applicable. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u).

      IN WITNESS WHEREOF, this Amendment has been executed this 16 day of December, 1997.

                                             ROSS ROY COMMUNICATIONS, INC.


                                             By /s/ Rita Lindholm
                                                --------------------------
                                             Its: Chief Financial Officer
                                                  ------------------------


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